Exhibit 99.1

Independent Experts Report

S.511 of the Companies Act 2014

Mallinckrodt Public Limited Company

16 September 2023 (as updated on 20 September 2023)

James Anderson

Deloitte Ireland LLP

29 Earlsfort Terrace

Dublin 2

Table of Contents

1.	Introduction	3
2.	Section 511 (3) (a) Companies Act 2014 – Officers of the Company	18
3.	Section 511 (3) (b) Companies Act 2014 – Other Directorships	20
4.	Section 511 (3) (c) Companies Act 2014 – Estimated Statement of Affairs	21
5.	Section 511 (3) (d) Companies Act 2014 – Deficiency between Assets & Liabilities	24
6	Section 511 (3) (e) Companies Act 2014 – Prospect of Survival as a Going Concern	25
7	Section 511 (3) (f) Companies Act 2014 – Scheme of Arrangement	32
8	Section 511 (3) (g) Companies Act 2014 – Examinership vs Winding Up	33
9.	Section 511 (3) (h) Companies Act 2014 – Recommended Course of Action	38
10.	Section 511 (3) (i) Companies Act 2014 – Section 610 and 611 or 722 Proceedings	40
11	Section 511 (3) (j) Companies Act 2014 – Details of Funding Required	41
12	Section 511 (3) (k) Companies Act 2014 – Pre-Petition Liabilities	42
13	Section 511 (3) (l) Companies Act 2014 – Formation of Creditor’s Committee	44
14	Section 511 (3) (m) Companies Act 2014 – Other Matters	45
Appendix 1 – Group Structure Chart		46
Appendix 2 – Other Directorships		47
Appendix 3 – Summary of the treatment of claims under the Plan & Voting outcome		48
Appendix 4 – Schedule of Security Provided		51
Appendix 5 – 100-day Cashflow Statement		58
Appendix 6 – Creditors Listing		59
Appendix 7 – Post Chapter 11 Capital Structure		61
Appendix 8 – Group Financial Projections		63
Appendix 9 – Valuation Analysis		67

1. Introduction

1.1	I, James Anderson, a Partner in Deloitte Ireland LLP, 29 Earlsfort Terrace, Dublin 2, am submitting my report to the High Court in accordance with Section 511 of the Companies Act 2014 (the “2014 Act”) as part of an application to the High Court for the appointment of an Examiner to Mallinckrodt Public Limited Company (the “Company”).

1.2	I say and believe that I am a person that is qualified to act as an Independent Expert by virtue of Part 5 of the Table set out in Section 633 of the 2014 Act.

1.3	Mallinckrodt Public Limited Company (“Mallinckrodt plc”) is the parent company of a global pharmaceutical business consisting of multiple wholly owned subsidiaries (the “Group”). The principal activity of the Group is to develop, manufacture, market and distribute specialty pharmaceutical products and therapies.

1.4	On 28 August 2023 (the “Chapter 11 Petition Date”), the Company and certain other members of the Group (together the “Chapter 11 Debtors”) voluntary initiated cases under Chapter 11 of the United States (“U.S.”) Bankruptcy Code (the “Chapter 11 Proceedings”).

1.5	The Chapter 11 Proceedings were commenced against a backdrop of a deterioration in the financial position of the Company during the course of the first half of 2023, and subsequent intensive engagement and negotiations between the Company and its lenders commencing in May 2023. The outcome of those negotiations was the execution of a comprehensive restructuring support agreement on 23 August 2023 between the Company and certain of its subsidiaries and parties holding super-majority positions across all tiers of its funded debt (the “RSA”) which envisaged the implementation of a comprehensive, pre-packaged Chapter 11 plan (“Chapter 11 Plan” or “Plan”) which, if consummated following emergence from the Chapter 11 Proceedings, will facilitate the survival of the Group and the Company as a going concern and provide a clear pathway to solvency and profitability to facilitate investment in research and development (“R&D”) and future growth.

1.6	The Plan also includes a significant reduction in the debts and payments obligations of the Group as follows:

➢	A reduction in the Group’s debt levels from approximately $3.6 billion to approximately $1.75 billion, a decrease of $1.85 billion.

➢	The implementation of certain aspects of an amendment to the Group’s opioid settlement with the MDT II Trust, which reduces the Group’s obligations from $1.275 billion to $250 million, of which the final payment of $250 million was discharged prior to the commencement of the Chapter 11 Proceedings (“Amended Opioid Settlement”).

1.7	Certain key aspects of the Plan, including in particular the cancellation of the existing issued share capital of the Company and the issuance of new shares to its lenders, must be implemented through examinership proceedings commenced pursuant to Part 10 of the 2014 Act.

Company Background

1.8	The Company was incorporated in Ireland on 9 January 2013 with registered number 522227. The Company’s registered office is College Business & Technology Park, Cruiserath, Blanchardstown, Dublin 15.

1.9	The Company is the parent company of the Group. The Company has 2 wholly owned direct subsidiaries and 101 wholly owned indirect subsidiaries which operate internationally under the Mallinckrodt brand and whose principal activities are to develop, manufacture, market and distribute Specialty pharmaceutical products.

1.10	The Company does not have any direct employees, however the Group employs approximately 2,700 people internationally, of which approximately 112 are employed full time by Irish subsidiaries of the Company.

1.11	The authorised share capital of the Company comprises:

➢	500,000,000 Ordinary Shares of $0.01 each (the “Ordinary Shares”);

➢	500,000,000 Preferred Shares of $0.01 each; and

➢	40,000 Ordinary A Shares of €1.00 each.

1.12	As at 15 September 2023, the issued share capital of the Company is US$134,785.06, which is comprised of Ordinary Shares of USD$0.01 each.

1.13	Prior to the commencement of the Chapter 11 Proceedings, the Ordinary Shares of the Company were listed and traded on the New York Stock Exchange American (“NYSE American”) under the ticker symbol MNK. However, as a consequence of the commencement of the Chapter 11 Proceedings, trading in the Company’s Ordinary Shares was immediately suspended on the Chapter 11 Petition Date. It is anticipated that the Ordinary Shares will be formally delisted by NYSE American on 18 September 2023.

1.14	A group structure chart for the entire Group is exhibited at Appendix 1 of this report. The following is a simplified version to depict the legal and operating structure as relevant to the Company, the blue boxes depict entities that are parties to the Chapter 11 Proceedings and the white boxes depict entities outside the Chapter 11 Proceedings:

Mallinckrodt plc (Ireland)
Mallinckrodt International Finance S.A. (Luxembourg)
(IP Entity) Mallinckrodt Pharmaceuticals Ireland Limited (Ireland)
MEH, Inc. (Nevada)
Non-US Funded Debt Guarantors
Non-US Non-Guarantors
US Specialty Brands Entities (including Del.)
Non-US Specialty Brands Entities
Mallinckrodt Enterprises Holdings, Inc. (California)
US Specialty Generics Entities (Including Del.)

1.15	The Company does not carry out any day-to-day trading activities and its primary source of funding is an intercompany receivable it has on deposit with Mallinckrodt International Finance S.A (“MIFSA”). MIFSA currently supports all of the Company’s cashflow requirements under a cash pooling arrangement.

1.16	The success of the Company is fundamental to the success of the Group and its operations for the following reasons:

➢	The Company is the “nerve centre” for the entire business of the Group;

➢	The Company has full access to all books and records of its subsidiaries and oversees the legal, regulatory, compliance, corporate governance and public policy issues that affect the Group;

➢	Through its board of directors, the Company is responsible for setting the strategic direction of the Group and consistently monitors and evaluates the Group’s performance; and

➢	All of the Group’s investor and shareholder relations are conducted by the Company.

1.17	The restructuring of the Company through examinership proceedings formed a crucial aspect of the implementation of the previous restructuring undertaken by the Group and completed in June 2022. The implementation of the current Chapter 11 Plan is also critically dependent on the successful restructuring of the Company through examinership proceedings.

1.18	The Group is divided into two business segments:

➢	Specialty Brands Division - This division focuses on autoimmune and rare diseases in specialty areas like neurology, rheumatology, hepatology, nephrology, pulmonology, ophthalmology and oncology, immunotherapy and neonatal respiratory critical care therapies, analgesics, cultured skin substitutes and gastrointestinal products. The staple products in this division are Acthar Gel, INOmax, Therakos, Amitiza and Terlivaz.

➢	Specialty Generics Division - This division offers a portfolio of over twenty specialty generic product families and operates one of the largest controlled substance pharmaceutical businesses in the U.S., offering generic products for pain management, substance abuse disorders and ADHD, as well as active pharmaceutical ingredients (“APIs”). The core products in this division are Opioids, ADHD medications, addiction treatments and APIs.

1.19	Ongoing evolution of new and existing products is reliant on continual investment in R&D. The Group’s ability to make the required R&D investment is materially constrained by its existing debt and payment obligations.

1.20	Given that the Group is a manufacturer of controlled substances, pharmaceutical products, and medical devices, they are subject to strict regulatory oversight by numerous governmental entities and agencies around the world that regulate the development, testing, manufacturing, distribution, marketing and the sale of pharmaceuticals and medical devices.

1.21	On 12 October 2020 (the “Previous Chapter 11 Petition Date”), the Group voluntary initiated the Previous Chapter 11 Proceedings in the US Bankruptcy Court for the District of Delaware (“Bankruptcy Court”).

1.22	These proceedings were commenced against a backdrop of enterprise-threatening litigation against the Group. Over the three years prior to the Previous Chapter 11 Petition Date, various companies in the Group, including the Company, were named as defendants in a significant number of complex legal proceedings in the U.S. which can be broadly separated into the following categories:

➢	Specialty Generics Division Litigation: Proceedings concerned with the production and sale of opioid medications; and

➢	Specialty Brands Division Litigation: Proceedings and investigations centred around the division’s key branded product, Acthar Gel, which exposed the Group to over $15 billion in aggregate alleged potential damages.

1.23	Cumulatively, these litigation proceedings had a severe impact on the balance sheet of both the Company and the Group and materially impacted the ability to continue as a going concern (“Going Concern”). The Group had financial indebtedness of approximately $5.2 billion as at the Previous Chapter 11 Petition Date.

1.24	The COVID-19 pandemic also had a material adverse impact on the performance of the Group. Social distancing requirements impacted the ability of the Group’s sales team to meet directly with physicians and led to a decrease in outpatient procedures. There was also a marked decrease in the number of patients visiting their physicians, and in turn pharmacists, which severely impacted overall product sales.

1.25	Following protracted negotiations with stakeholders, the U.S. Bankruptcy Court entered an order confirming the fourth amended plan of reorganization on 2 March 2022 (the “Previous Chapter 11 Plan”).

1.26	A petition was presented by the Company in the High Court in Ireland seeking the appointment of an Examiner on 14 February 2022. The Examiner’s appointment was confirmed by the High Court on 28 February 2022, and Mr. Michael McAteer of Grant Thornton was duly appointed (the “Previous Examinership”).

1.27	On 27 April 2022, the High Court made an order confirming the Scheme of Arrangement which was presented by the Examiner and which was consistent with the Previous Chapter 11 Plan (the “Previous Scheme of Arrangement”). On 16 June 2022, the Previous Chapter 11 Plan became effective, the Company emerged from the Previous Chapter 11 Proceedings and the Previous Scheme of Arrangement became effective concurrently (the “Previous Plan Effective Date”).

Previous Chapter 11 Plan and Previous Scheme of Arrangement

1.28	The principal terms of the Previous Scheme of Arrangement and Previous Chapter 11 Plan were as follows (the “Previous Restructuring”):

➢	A financial restructuring which reduced Group debt by over $1.3 billion which enabled focus on long-term growth;

➢	Establishment of a number of opioid trusts (“Opioid Trust”) to be funded by $1.725 billion in cash and additional non-cash consideration to address all opioid related litigation and claims (the “Opioid Settlement”);

➢	All claims of the Department of Justice (“DOJ”) and over governmental parties relating to Acthar Gel were deemed to have been settled in exchange for $260 million of deferred payments over the next seven years, with each payment subject to nominal fixed interest (the “Acthar Settlement”);

➢	Payment in full of administrative and priority claims as required by the U.S. Bankruptcy Code;

➢	Establishment of the General Unsecured Claims Trust (“GUC Trust”) that was funded with $135 million and additional non-cash consideration in resolution of all other unsecured creditor claims;

➢	Holders of asbestos claims received their pro rata shares of $18 million of cash;

➢	Holders of allowed trade claims that satisfied certain criteria received their pro rata shares of a cash pool that resulted in all such claims being paid in full;

➢	The introduction of a shared Management Incentive Plan (“MIP”); and

➢	The entire issued share capital of the Company existing prior to the Effective Date was cancelled.

1.29	The reorganised group capital structure as outlined in the Previous Chapter 11 Plan is reflected in the below table:

Pre-petition Capital Structure		Reorganised Capital Structure
	$m		$m
First Lien Revolving Credit Facility Claims	900	First Lien Notes	650
First Lien Term Loan Claims	1,763	New Take Back Loan Facility	1,763
First Lien Notes Claims	505	First Lien Secured Notes	495
Second Lien Notes Claims	330	Second Lien Secured Notes	323
Guaranteed Unsecured Notes	1,696	Takeback Second Lien Notes	375
	5,194		3,606

1.30	Despite the significant debt reduction, the Group emerged from the Previous Chapter 11 Proceedings with material debt levels of $3.606 billion and significant payment obligations pursuant to the Opioid and Acthar settlements totalling $1.985 billion over the following 8 years, ($450 million of which was paid upon emergence from the Previous Chapter 11 Proceedings).

1.31	After emerging from the Previous Chapter 11 Proceedings in June 2022, the Group was in a renewed position, having eliminated the litigation that catalysed the restructuring and successfully securing a reduction in Group debt of over $1.3 billion. However, the Group encountered trading difficulties during the remainder of 2022 and throughout 2023 which resulted in the decision to delay any further debt and Opioid Settlement payments and to commence discussions with the Group’s stakeholders on its financial difficulties. The financial performance of the Group which preceded these discussions is detailed below.

Group Financial Performance

1.32	The Group recorded the following consolidated trading results in the financial years ended 2018 to 2022 and the 6 month period ended 30 June 2023;

Year Ended In Millions $	FY 2018	FY 2019	FY 2020	FY 2021	FY 2022	FY 2023 (6 months)*
Audited:	Yes	Yes	Yes	Yes	Yes	No
Net Sales	$3,215.6	$3,162.5	$2,213.4	$2,208.8	$1,914.3	$899.6
Loss after Tax	$(3,621.9)	$(1,007.2)	$(969.7)	$(723.5)	$(912.3)	$(997.1)
Net Asset Position	$2,887.3	$1,940.7	$1,019.2	$313.4	$1,613.7	$625.4
Cash on hand	$348.9	$790.9	$1,070.6	$1,345.0	$409.5	$480.6

*Unaudited consolidated trading results for the 6 months ending 30 June 2023 as filed with the SEC via form 10Q on 9 August 2023

1.33	Upon emergence from the Previous Chapter 11 Proceedings on 16 June 2022, the Group adopted fresh-start accounting in accordance with the provisions of Financial Accounting Standard Board Accounting Standards Codification and became a new entity for accounting purposes as of 16 June 2022. As a result, the accounting periods for FY 2022 are broken down as follows:

➢	Period from 1 January 2022 through 16 June 2022 (“Predecessor”)

➢	Period from 17 June 2022 through 31 December 2022 (“Successor”)

1.34	All references to the 6 months ended 1 July 2022 and FY 2022 throughout the report assume the combination of the relevant Predecessor and Successor periods as noted above.

1.35	There has been a significant decrease in overall Group revenues compared to the pre COVID levels in 2019. Net sales have decreased from $3.163 billion in FY 2019 to $1.914 billion in FY 2022, a decrease of 39.5%. The following is an overview of the main factors contributing to the Group’s declining financial performance:

➢	A decrease in sales in the Group’s Specialty Brands segment, including a significant decrease in the sales of its flagship product Acthar Gel, driven by increased competition, a decline in royalties due to associated loss of U.S. exclusivity for Amitiza and a slower than expected return to pre-COVID patient visit levels;

➢	Unfavourable macroeconomic environment and an increase in interest expenses as a result of increased rates on variable loans;

➢	Persistent inflation which has increased underlying operational costs and impacted profit margins;

➢	Restructuring and reorganisation costs incurred from FY 2021 to FY 2023 of approximately $1 billion; and

➢	The inherent uncertainty associated with the Previous Chapter 11 Proceedings.

1.36	The Specialty Brands division faces an increasingly competitive market. The following is a breakdown of Net Sales in the Specialty Division for FY 2022, which demonstrates the sales achieved for each product:

Product In Millions $	Net Sales FY 2022	Percentage of Total
Acthar	$516.0	40.65%
INOmax	$339.7	26.76%
Therakos	$240.1	18.91%
Amitiza	$158.6	12.49%
Other	$15.1	1.19%
Total	$1,269.5	100%

1.37	Net sales for the 6 months ended 30 June 2023 were $899.6 million. Net sales for the 6 months ended 1 July 2022 were $959.6 million, a decrease of $60.0 million or 6.3%.

1.38	In FY 2022, competition significantly intensified when a competitor launched a new purified cortophin gel product to treat certain autoimmune disorders in competition with Acthar Gel. There is also now direct competition in the U.S. for INOmax products following the entrance of multiple competitors into the market.

1.39	These decreases were partially offset by an increase in net sales in the Specialty Generics segment driven by the Group’s ability to manufacture and supply finished dosage generics of Opioid and ADHD products as the broader market experienced disruption in product quality and supply.

1.40	Gross profit for the 6 months ended 30 June 2023 was $154.7 million. Gross profit for the 6 months ended 1 July 2022 was $275.4 million. The decrease in gross profit is primarily driven by $125.6 million of an inventory step-up amortization expense during the 6 months ended 30 June 2023 coupled with a decrease in sales and adverse changes in product mix.

1.41	Since emerging from bankruptcy in June 2022, the Group has experienced a challenging trading environment. Operating loss for the 6 months ended 30 June 2023 was $997.1 million. Operating loss for the 6 months ended 1 July 2022 was $376.8 million.

1.42	A significant factor in the loss incurred in the 6 months ended 30 June 2023 related to deferred tax assets (“DTAs”) which were deemed to be no longer realisable and a valuation allowance of $475.5 million was applied.

1.43	There has also been a significant increase in costs incurred due to increased rates on variable loans. Interest for the 6 months ended 30 June 2023 was $324.6 million compared to $129.7 million for the 6 months ended 1 July 2022. As a result, the Group has entered into an interest rate cap agreement to mitigate the volatility on future interest fluctuations.

1.44	Due to the challenging trading environment and issues outlined above, the Group did not meet its financial projections for FY 2022.

1.45	Prior to the signing of the RSA and the Amended Opioid Settlement, the Group had approximately $5.1 billion of debt and settlement obligations outstanding. There is approximately $3.6 billion of debt outstanding in respect of 1st Lien and 2nd Lien Term loans and, prior to the Amended Opioid Settlement, approximately $1.5 billion in unsecured settlement obligations under the Opioid and Acthar settlements, as summarised in the table below.

Governing debt instrument In Millions $	Outstanding Principal/Liability
Long-term Debt
10.00% first lien senior secured notes due April 2025	495
10.00% second lien senior secured notes due April 2025	322
2017 Replacement Term loan due September 2027	1,357
2018 Replacement Term loan due September 2027	360
11.50% first lien senior secured notes due December 2028	650
10.00% second lien senior secured notes due June 2029	328
Prepetition A/R Facility	100
Total Outstanding Debt	3,612

Opioid Settlement maturing June 2030	1,275
Acthar Settlement maturing June 2029	230
Total Outstanding Settlement Liabilities	1,505

1.46	The Company is not the principal borrower or issuer of any of the financial indebtedness. However, the Company has guaranteed all of the financial indebtedness in the above-noted chart, other than the Prepetition A/R Facility (“Company Guarantee Obligations”).

1.47	A detailed overview of the security provided by the Company over the Group’s financial indebtedness is included at Appendix 4 of this report.

Company Financial Performance

1.48	The Company recorded the following trading results for the years ended FY 2018 to FY 2022 and the 6 months ended 30 June 2023:

Year Ending In Millions $	FY 2018	FY 2019	FY 2020	FY 2021	FY 2022	FY 2023 (6 months)*
Audited:	Yes	Yes	Yes	Yes	Yes	No
Loss after Tax	$(3,615.8)	$(2,253.4)	$(305.1)	$(567.5)	$215.1	$(1,103.1)
Net Asset Position	$2,887.3	$667.9	$387.6	$(160.8)	$269.4	$(828.9)

*Draft unaudited management accounts

1.49	The Company does not carry on any day-to-day trading activities and derives its main source of income from intercompany management services fees which are charged to certain of its European subsidiaries.

1.50	With respect to the management fees, ST Shared Services LLC, an indirect U.S. subsidiary of the Company, performs certain services on behalf of Mallinckrodt plc and invoices those costs on a quarterly basis. The Company then re-charges a portion of those costs to certain European subsidiaries and absorbs the balance of these costs.

1.51	The Company has recorded a Profit after Tax of $215.1 million for the 12 months ended 30 December 2022 and subsequently recorded a loss of $1,103.1 million in the management accounts for the 6 months ended 30 June 2023.

1.52	The audited financial statements prepared by the Company for the 12 months ended 30 December 2022 (the “2022 Audited Accounts”), which were completed on 5 April 2023, recorded a net asset position of $269.4 million. In accordance with the applicable accounting principles, (specifically, FRS102), the 2022 Audited Accounts did not include any provision with respect to the Company Guarantee Obligations because, as at the date upon which those accounts were prepared, it was not possible for the Company to reliably estimate the value of such obligations.

1.53	However, following the signing of the RSA, and the launch of the proposed Chapter 11 Plan, it is now possible for the Company to (a) form a view that there is a reasonable likelihood that the Plan will be implemented and (b) therefore, provide an estimated value to the Company Guarantee Obligations by reference to the contribution that the Company will make to the settlement of those obligations under the Chapter 11 Plan.

1.54	Accordingly, the management accounts of the Company as at 30 June 2023 (the “June 2023 Management Accounts”), and the Company Going Concern Statement of Affairs (as defined in Section 4 of this Report), record a net asset deficit of $828.9 million, which is a decrease in the net asset position of $1,098.3 million when compared to the 2022 Audited Accounts. The differential in the net asset position as recorded in the 2022 Audited Accounts versus the June 2023 Management Accounts and Company Going Concern Statement of Affairs can primarily be attributed to recognition of a provision of $1.083 billion in respect of the Company Guarantee Obligations.

1.55	The Company has been advised by its US legal advisors that all of the principal finance documents relating to the Company Guarantee Obligations indebtedness are governed by the laws of the State of New York and that, pursuant to the US Bankruptcy Code, and as a result of the commencement of the Chapter 11 Proceedings, all the Company Guarantee Obligations were immediately and automatically accelerated and became due and owing, as at the Chapter 11 Petition Date.

1.56	Whilst the Group is afforded the protection of the “automatic stay” under section 362 of the U.S. Bankruptcy Code during the Chapter 11 Proceedings with respect to all creditor enforcement, the Company Guarantee Obligations are estimated to be in the region of $1.083 billion and this is recognised in the June 2023 Management Accounts and the Company Going Concern Statement of Affairs.

1.57	By virtue of the fact that the Company has guaranteed all of the financial indebtedness of the Group, if these guarantees were called upon in the event of a liquidation of the Group, the Company would immediately become insolvent on both a balance sheet and cash flow basis.

Reason for the Company Difficulties

1.58	The Group has experienced a number of trading difficulties since it emerged from the Previous Chapter 11 Proceedings in June 2022 which have impacted on financial performance. These include:

➢	A setback to the launch of an important new Acthar related product called Selfject;

➢	Stronger competition for Acthar and INOmax generally;

➢	Slower than expected rebound in sales of Therakos;

➢	Adverse economic conditions contributing to a rapid rise in interest rates on the Group’s variable debt of $1.7 billion; and

➢	Rising inflation resulting in the erosion of profit margins.

1.59	Sales Performance - since emerging from the Previous Chapter 11 Proceedings, the performance of key products declined due to product launch delays, increased competition, rising patient affordability issues and extended COVID-19 impacts. Among the most material of these developments was the delayed launch of SelfJect, a specialized drug which serves to differentiate Acthar from its competitors. Over a similar timeline and into early 2023, it became evident that a competing product to Acthar was putting greater pressure on sales than the Group had projected. Over the course of 2022, the Group projected growth for its Therakos product. Sales decreased considerably during the COVID-19 pandemic due to declining stem cell procedures and increased oral competition with the graft versus host disease (“GvHD”) segment. Cognizant of these developments and the increasingly adverse macroeconomic environment, in February 2023, the Group lowered the projections in its five-year strategic plan and did so again after issuing its Q1 2023 earnings. The below table illustrates the declining performance of the Group’s Specialty Brands segment since June 2022:

In Millions $	6 Months 30 Jun 2023	6 Months 1 July 2022	Amount Change	Percent Change
Acthar Gel	199	249	-51	-20%
INOmax	160	179	-20	-11%
Therakos	122	120	2	2%
Amitiza	43	87	-44	-51%
Terlivaz	6	***	***	***
Other	3	10	-6	-64%
Total	533	645	-113	-18%

***Terilvaz did not launch until after the period had ended

1.60	Although the net sales of the Specialty Generics segment for the 6 months ended 30 June 2023 increased by $53.2 million (or 16.9%) year-on-year to $367.5 million, this increase occurred during periods of market disruption, the continuation of which is not guaranteed, and is insufficient to offset the $113 million decline in net sales of the Specialty Brands segment, as outlined in the table above, due to lower profit margin as compared to the Specialty Brands segment.

1.61	Adverse economic conditions & financial position of the Group - Accompanied by persistent inflation, rising interest rates have increased the Group’s debt servicing costs, thereby impacting profitability. Interest was $324.6 million for the 6 months ended 30 June 2023 and $129.7 million for the 6 months ended 1 July 2022, an increase of 150.3%. Market dynamics have had other negative effects. In 2022, the Group sought expressions of interest on two strategic divestitures, the proceeds of which were planned to assist in reducing debt levels. However, the levels of interest were not sufficient for the Group and the divestitures did not proceed. The Group’s shares have traded down from a high of approximately $25 shortly after emergence from the Previous Chapter 11 Proceedings to less than $1 recently, preventing the Group from accessing the equity capital markets.

1.62	Liquidity Challenges and Access to Capital - Without a further restructuring of Group debts, cash burn is expected to deplete liquidity reserves in or around June 2024. Per the terms of the Previous Restructuring, the Group was obligated to discharge $200 million to the Opioid Trust in June 2024 and another year of debt service costs into 2024. These costs would have exacerbated the Group’s liquidity issues and have resulted in the risk in defaulting on debt and settlement payment obligations. The current interest rate and capital market environments make it challenging for the Group to incur additional debt or refinance existing debt facilities. This problem was exacerbated by downgrades of the Group’s corporate credit rating by S&P Global Ratings in March 2023 and Moody’s Investor Service in June 2023. In addition, the trading price of the Group’s ordinary shares makes it difficult to raise further equity in the short term. Accordingly, new debt or equity raises are not realistic options for the Group at this time.

1.63	Engagement with Stakeholders - The trading difficulties encountered by the Group in FY 2022 and FY 2023 led to management considering options for consensually addressing their debt and payment obligations. In May 2023, the Group issued its Q1 2023 earnings and announced that adjusted EBITDA for Q1 2023 declined by $53.5 million to $123.5 million, corresponding to a 30% decrease. While the Group expected a decline in adjusted EBITDA for the first quarter of 2023, it did not foresee the full extent of the decline in the Specialty Brands segment.

1.64	The Group explored several options to right size its balance sheet and improve its liquidity, including the strategic divestitures, liability management transactions through the use of its existing financing documents to unlock value and secure new-money financing, in addition to mitigating its variable interest rate exposure. However, these measures did not address the full extent of the trading difficulties.

1.65	The announcement of the first quarter earnings in May 2023 escalated engagement and correspondence from stakeholders outlining a range of solutions to attempt to address the Group’s performance issues. Whilst these discussions were ongoing with stakeholders, the Group considered it prudent to postpone debt and settlement payments due in June 2023 until the conclusion of these discussions. These discussions ultimately led the Group to taking steps to restructure through Chapter 11 Proceedings again.

1.66	Accordingly, on 16 June 2023, the Group entered into forbearance agreements (“Forbearance Agreements”) with holders of the First Lien Term Loans, 2028 First Lien Notes, and 2029 Second Lien Notes, pursuant to which such holders agreed to forbear from exercising any rights arising from the Group’s failure to discharge interest payments payable in June 2023 until 15 August 2023, which period was subsequently extended by such holders to 22 August 2023 (the “Forbearance Period”).

Restructuring Support Agreement (“RSA”)

1.67	On 23 August 2023, the Group and certain of its subsidiaries (together with the Group, the “Debtors”) entered into the RSA with creditors then holding approximately 72% of the aggregate principal amount of the Debtors’ first lien funded debt and approximately 71% of the aggregate principal amount of the Debtors’ second lien funded debt and the Opioid Trust (collectively, the “Supporting Parties”).

1.68	The RSA reflects an agreement by the Supporting Parties to support a comprehensive, pre-packaged Chapter 11 plan and restructuring of the Group (the “Restructuring”). It is understood that there has been an increase in the level of support from the Supporting Parties since the Group entered into the RSA on 23 August 2023 and that the RSA is supported by the substantial majority of those affected by its terms. The RSA provides for the following:

➢	A financial restructuring which will substantially reduce the Group’s overall debt liabilities from approximately $3.6 billion to approximately $1.75 billion, a reduction of $1.85 billion;

➢	The implementation of the Amended Opioid Settlement which achieves a reduction of the Group’s remaining Opioid payment obligations from $1.275 billion to $250 million, of which the final payment of $250 million was discharged prior to the commencement of the Chapter 11 Proceedings;

➢	The Opioid Trust will have a contingent value right (“CVR”) tied to the reorganised Debtors’ equity value in satisfaction of the Debtors’ remaining financial obligations, while the Debtors’ non-monetary obligations to the Opioid Trust will generally be preserved or expanded;

➢	First lien creditors will receive 92.3% of the Debtors’ reorganized equity (subject to dilution), plus either cash from any new money syndicated credit facility or takeback term debt;

➢	Second lien debt will be eliminated in its entirety, with second lien creditors receiving 7.7% of the Debtors’ reorganized equity (subject to dilution);

➢	The Forbearance Period under these agreements has been further extended until the termination of the Restructuring Support Agreement;

➢	The cancellation of ordinary shares for no consideration;

➢	All other claims against the Debtors (including obligations under the Acthar Settlement), with the exception of subordinated securities claims, will be unimpaired, including trade liabilities;

➢	A new post-petition term loan financing facility providing new funds in the amount of $250 million, which is expected to be satisfied with cash and other consideration (“Debtor in Possession Facility” or “DIP Facility”); and

➢	The conversion of the Debtors’ existing receivables financing facility into a post-petition receivables financing facility and then into a post-emergence receivables financing facility upon the Debtors’ emergence from the Chapter 11 Proceedings.

1.69	Crucially, the Restructuring does not have any impact on the Previous Chapter 11 Plan, the Previous Scheme of Arrangement, the Amended Opioid Settlement or the claims of any creditors other than the financial creditors of the Debtors as outlined above. Indeed, all such other claims and contracts are entirely unaffected by the Restructuring, including the Debtors’ payment obligations under the Acthar Settlement.

1.70	In line with the Chapter 11 Plan, the Company is required to present a petition to the High Court in the Republic of Ireland seeking the appointment of an Examiner (the “Irish Examinership Proceedings”) to formulate a proposed Scheme of Arrangement (“Scheme of Arrangement”) which is largely consistent with the Chapter 11 Plan.

1.71	In respect of the timelines for implementation, the RSA stipulates that Bankruptcy Court enter the order confirming the Plan no later than 50 calendar days following the Petition Date. The RSA also requires that the Effective Date occur no later than 90 calendar days following the Petition Date, being 21 November 2023 (the “Effective Date”).

1.72	A table providing a summary of the Chapter 11 Plan and the treatment of claims is attached to this report in Appendix 3.

Protection from the High Court

1.73	On the Chapter 11 Petition Date, the 11 Debtors voluntary initiated Chapter 11 Proceedings in the U.S District of Delaware. Throughout the Chapter 11 Proceedings, the Group intends to operate their business in the ordinary course and will seek authorisation from the Bankruptcy Court to make payment in full on a timely basis to trade creditors, customers, and employees of undisputed amounts due prior to and during the Chapter 11 Proceedings.

1.74	As a result of initiating the Chapter 11 Proceedings, all litigation and proceedings in the U.S. against the Company (as well as other Group subsidiaries) have been automatically stayed, subject to certain limited exceptions.

1.75	The Chapter 11 Proceedings are being financed by a combination of existing cash reserves and the new post-petition Debtor in Possession Facility of $250 million.

1.76	The solicitation process with respect to the Chapter 11 Plan concluded on 14 September 2023, with significant majorities in each impaired class of creditors voting to accept the Chapter 11 Plan.

1.77	In accordance with the RSA and the Plan, the Group anticipates filing a petition to commence the Irish Examinership Proceedings following completion of solicitation of the Plan.

1.78	It is anticipated that the examinership process will conclude concurrently with the Chapter 11 Proceedings.

1.79	Notwithstanding the trading difficulties encountered by the Group since emerging from the Previous Chapter 11 Proceedings, the Group is committed to its success and has negotiated a new Restructuring which significantly reduces debt and payment obligations by $2.875 billion.

1.80	In light of the above, I am of the opinion that the Company should be placed under the protection of the High Court and an Examiner appointed (including on an interim basis) to facilitate a restructuring of its debts through a Scheme of Arrangement.

Basis of Preparation

1.81	In preparing this report, I have consulted with key management from the Company and the Group along with their advisors.

1.82	I have undertaken a review of both the Company and Group’s recent financial performance and financial projections.

1.83	I have also reviewed the Company’s cash flow projections for the protection period attached hereto at Appendix 5.

1.84	Unless otherwise indicated in this report, the information contained herein has been extracted from or sourced from:

➢	Audited financial accounts for the year ended 2019, 2020, 2021 & 2022;

➢	Management accounts for the 6 months ended 30 June 2023;

➢	Cash flow forecast for the period ending 10 January 2024;

➢	Chapter 11 Plan effective 16 June 2022;

➢	Financial forecasts for the financial years ending Dec 2023 through Dec 2027;

➢	The assumptions which underpin these forecasts and appropriate restructuring plans to meet these targets;

➢	Restructuring Support Agreement dated 23 August 2023;

➢	Pre-packaged Chapter 11 Plan dated 23 August 2023;

➢	Disclosure Statement dated 23 August 2023;

➢	SEC filings; and

➢	Information and explanations provided by management of the Company and Group.

1.85	I have prepared this report independently and am solely responsible for the contents thereof. I have relied on the information provided by the Company and Group, and I have not carried out any audit work to verify this information.

2. Section 511 (3) (a) Companies Act 2014 – Officers of the Company

“The names and addresses of the officers of the Company”

2.1           Officers

Certain Company executives are “Section 16 Officers” for the purpose of the US Securities Exchange Act under NYSE rules however, these individuals do not fall within the definition of “officers” under the Companies Act 2014 of Ireland.

2.2           Directors

The Directors of the company are as follows:

Director Name	Address
Paul M. Bisaro	[***]
Daniel A. Celentano	[***]
Riad Hussein El-Dada	[***]
Karen Ling	[***]
Woodrow A. Myers Jr. MD	[***]
Sigurdur Olafsson	[***]
Neal P. Goldman	[***]
Susan Silbermann	[***]
James R. Sulat	[***]

2.3	Name of any person(s) in accordance with whose directions or instructions the Directors of the Company are accustomed to act – N/A

2.4           Company Secretary

The secretaries of the Company are as follows:

Secretary Name	Address
Bradwell Limited	10 Earlsfort Terrace, Dublin 2, D02 T380
Mark Tyndall	901 F St. NW, Suite 550, Washington, DC 20004, United States

2.5            Registered Office

The registered office of the Company is as follows:

Registered Office
College Business & Technology Park,
Cruiserath,
Blanchardstown,
Dublin 15,
Ireland.

2.6            Auditors

The Auditors of the Company are as follows:

Auditors
Deloitte Ireland LLP,
Deloitte House,
29 Earlsfort Terrace,
Dublin 2.

3. Section 511 (3) (b) Companies Act 2014 – Other Directorships

“The names of any other bodies corporate of which the Directors of the Company are also Directors”

3.1	A full listing of the other bodies of which the Directors of the Company are also a Director is attached at Appendix 2 of this report. The listing has been obtained from information provided by the Company and externally sourced information.

4. Section 511 (3) (c) Companies Act 2014 – Estimated Statement of Affairs

“A statement as to the affairs of the company, showing in so far as it is reasonably possible to do so, particulars of the company's assets and liabilities (including contingent and prospective liabilities) as at the latest practicable date, the names and addresses of its creditors, the securities held by each of them and the dates when the securities were given to each of them”

4.1	A statement of affairs for the Company (unconsolidated and does not include Group companies) on a going concern basis as of 30 June 2023 (the “Company Going Concern Statement of Affairs”) is set out below:

Mallinckrodt Plc – Company Going Concern Statement of Affairs	30 June 2023
$'000,000
Assets
Debtors	246.4
Other Current Assets	12.3
Cash and Cash Equivalents	0.2
Total Assets	258.9

Liabilities
Intercompany payable	(1.8)
Other current liabilities	(2.8)
Company Guarantee Obligations	(1,083.2)
Total Liabilities	(1,087.8)
Net Assets/(Liabilities)	(828.9)

Capital and reserves
Called up share capital	0.1
Share premium account	211.7
Profit and loss account	(1,040.7)

Shareholders Funds / (Deficit)	(828.9)

4.2	The Company Going Concern Statement of Affairs as at 30 June 2023 shows that the Company has a net asset deficiency of $828.9 million.

4.3	The deficiency in the net asset position of the Company can primarily be attributed to the recognition of a $1.083 billion provision in the Company’s accounts with respect to the Company’s Guarantee Obligations.

Assets:

4.4	Debtors & Other Current Assets - $258.7m: Intercompany receivables amount to $246.4 million and includes a balance of $196.5 million due from MIFSA as part of the Cash Pooling arrangement in place and $49.9 million from intercompany trade. The $196.5 million balance due from MIFSA is repayable on demand and is interest bearing. Other current assets amount to $12.3 million and consist of (a) insurance prepayments of $10.6 million, (b) miscellaneous prepayments of $0.8 million, (c) prepaid legal costs of $0.8 million and (d) $0.1 million of VAT recoverable, all of which relate to transactions in the normal course of business.

4.5	Cash at Bank - $241,900: The Company had cash at bank of $241,900 as at 30 June 2023.

4.6	Investment in Subsidiaries - $0: Management has advised that the carrying amount of the Company's investments in subsidiaries remains at zero as at 15 September 2023.

Creditors:

4.7	Intercompany payable - $1.8 million: The amount of $1.8 million relates to amounts owing from group subsidiaries resulting from transactions in the normal course of business.

4.8	Other Current Liabilities - $2.8 million: Other current liabilities relate to accruals and other creditors and consist of (a) trade payables of $0.1 million, (b) $0.4 million of Irish payroll tax accrual and (c) accruals totalling $2.3 million comprising $2.0 million of legal fees, $0.2 million of audit fees, $0.1 million of consulting fees.

4.9	Company Guarantee Obligations - $1.083 billion: Management have advised that, following the signing of the RSA, and the launch of the proposed Chapter 11 Plan, it is now possible and appropriate for the Company to (a) form a view that there is a reasonable likelihood that the Plan will be implemented and (b) therefore, assign an estimated value to the Company Guarantee Obligations by reference to the contribution that the Company will be obliged to make in settlement of those obligations under the Chapter 11 Plan. Accordingly, the Company has formed the view that it is now appropriate to include a provision of $1.083 billion in the Company Going Concern Statement of Affairs as at 30 June 2023 to reflect the Company Guarantee Obligations (the “Relevant Provision”).

4.10	Management of the Company has explained to me that the Relevant Provision has been calculated primarily by reference to the estimated value of the equity, in the form of new Ordinary Shares, that will be issued to the holders of the First Lien Claims and the Second Lien Notes Claims, if the Chapter 11 Plan is consummated, after having taken account of, amongst other things, (a) the aggregate fair value of the First Lien Claims and the Second Lien Notes Claims (b) the $1,650 million New Takeback Debt that will be issued by MIFSA and guaranteed by the Company and (c) various cash sweeps that are expected to occur on the consummation of the Chapter 11 Plan.

4.11	I have discussed the basis for the calculation of the Relevant Provision with the management of the Company, and the relevant accounting principles that have been applied by them in doing so. Having carefully considered those matters, I am of the view that the methodology and approach to the calculation of the Relevant Provision is reasonable. Furthermore, I am of the view that the basis on which the Relevant Provision is included within the Company Going Concern Statement of Affairs is reasonable and appropriate. Accordingly, I am satisfied that the Company is unable to pay its debts (within the meaning of Section 509(3)(b) of the 2014 Act) due to the deficit between the value of its assets and the amount of its liabilities.

4.12	In addition, management of the Company has explained to me that the Company has been advised by its U.S. legal advisors that pursuant to the U.S. Bankruptcy Code, and as a result of the commencement of the Chapter 11 Proceedings, all the Company Guarantee Obligations were immediately and automatically accelerated and became due and owing, as at the Chapter 11 Petition Date.

4.13	Accordingly, and on the basis of the above, I am satisfied that the Company is currently, or is very likely to be, unable to pay its debts as they fall due within the meaning of Section 509(3)(a) of the 2014 Act. This is because it is clear that, if the automatic stay afforded by the Chapter 11 Proceedings were to be lifted, whether due to:

➢       a failure to consummate the Chapter 11 Plan,

➢       the Court decides not to appoint an Examiner, and/or

➢       the Court refuses to confirm a scheme of arrangement proposed by such an Examiner,

the Company does not have the means of immediately discharging its joint and several liabilities with respect to the Company Guarantee Obligations.

4.14	A full listing of the creditors of the Company are attached at Appendix 6.

5. Section 511 (3) (d) Companies Act 2014 – Deficiency between Assets & Liabilities

“His opinion as to whether any deficiency between the assets and liabilities of the company has been satisfactorily accounted for or, if not, as to whether there is evidence of a substantial dissipation of property that is not adequately accounted for”

5.1	The 2022 Audited Accounts indicate that, as at 30 December 2022, the Company had total assets of $318.3 million, total liabilities of $48.9 million and a net asset position of $269.4 million.

5.2	The Company Going Concern Statement of Affairs at 30 June 2023 shows that the Company has a net asset deficiency of $828.9 million.

5.3	The reduction in the net asset position of $1.098 billion from 30 December 2022 to 30 June 2023 is, for the reasons explained in detail at Section 4 above, primarily attributable to the recognition of the Relevant Provision in the Company accounts in respect of the Company Guarantee Obligations.

5.4	I am satisfied that all assets and liabilities of the Company have been satisfactorily accounted for.

5.5	On this basis, I am satisfied that there is no evidence of any dissipation of property that is not adequately accounted for.

6 Section 511 (3) (e) Companies Act 2014 – Prospect of Survival as a Going Concern

“His opinion as to whether the Company, and the whole or any part of its undertaking, would have a reasonable prospect of survival as a going concern and a statement of the conditions which he considers are essential to ensure such survival, whether as regards the internal management and controls of the Company or otherwise”

Introduction

6.1	Within the scope of my assessment, I have reviewed the financial position of the Company and Group with management to assess the business and the prospects of survival of the Company and Group as a going concern. In forming my opinion on this, I have assessed the following:

➢	Historical trading performance of the Company and Group;

➢	Background to the Chapter 11 process and the difficulties experienced by the Group prior to the Chapter 11 petition date, including the Previous Chapter 11 Proceedings;

➢	Audited financial statements for financial years ended 2019, 2020, 2021 and 2022 for the Company and Group;

➢	Management Accounts for the 6 months ended 30 June 2023 for the Company and Group;

➢	Financial Projections for the Company and Group for the years ended December 2023 through December 2027; and

➢	The terms of the RSA and the proposed Chapter 11 Plan and their likely impact on future performance.

Historical Trading Performance

6.2	The Group has recorded the following consolidated trading results for the years ended FY 2018 to FY 2022 and 6 months ended 30 June 2023:

Year Ended In Millions $	FY 2018	FY 2019	FY 2020	FY 2021	FY 2022	FY 2023 (6 months)*
Audited:	Yes	Yes	Yes	Yes	Yes	No
Net Sales	$3,215.6	$3,162.5	$2,213.4	$2,208	$1,914	$899.6
Loss after Tax	$(3,621.9)	$(1,007.2)	$(969.7)	$(723.5)	$(912.3)	$(997.1)
Net Asset Position	$2,887.3	$1,940.7	$1,019.2	$313.4	$1,613.7	$625.4
Cash on hand	$348.9	$790.9	$1,070.6	$1,345.0	$409.5	$480.6

**Unaudited consolidated trading results for the 6 months ending 30 June 2023 as filed with the SEC via form 10Q on 9 August 2023

6.3	The Group’s trading performance and operations have been significantly impacted by decreased sales resulting from increased competition, slower than expected return in patient volumes post COVID-19, a substantial increase in interest costs on variable rate interest debt, substantial reorganisation and restructuring related costs and the inherent uncertainty associated with the Previous Chapter 11 Proceedings.

6.4	Group turnover for the 6 month period ended on 30 June 2023 has decreased year-on-year by $60 million since June 2022, or 6.3%.

6.5	The Group recorded a net loss of $997.1 million for the 6 months ended 30 June 2023 as compared with a net loss of $376.8 million for the corresponding 6 months ended 1 July 2022.

6.6	The Group has net assets of $625.4 million on 30 June 2023 and was therefore solvent on a balance sheet basis.

6.7	Notwithstanding the Group balance sheet position, a further restructuring of its debts and payment obligations is required to address forecasted liquidity challenges in 2024.

6.8	Group cash outflows are forecasted to deplete their liquidity reserves in or around June 2024 based on the existing terms and payment obligations pursuant to the Previous Chapter 11 Plan.

6.9	In the absence of restructuring their existing debt and payment obligations, the Group is required to make payments totalling $6.8 billion as follows:

In Millions $	Total	Dec 2023	1-3 Years	3-5 Years	> 5 years
Long-term debt obligations	3,534.1	44.1	894.0	1,617.7	978.3
Interest on long-term debt obligation	1,663.0	365.7	672.9	500.4	124.0
Opioid Settlement obligations	1,275.0	200.0	350.0	300.0	425.0
Acthar Settlement obligations	252.6	16.5	42.7	67.2	126.2
Operating lease obligations	62.4	16.0	19.9	8.2	18.3
Purchase obligations	21.8	8.9	10.6	2.3	-
Total contractual obligations	6,808.9	651.2	1,990.1	2,495.8	1,671.8

6.10	Given these concerns, the recent financial performance of the Group and the escalated correspondence from stakeholders, the Group’s management engaged with their lenders and creditors on the available options to resolve their position. This engagement ultimately led to the initiation of Chapter 11 Proceedings on 28 August 2023, with significant creditor support.

Reduction of Debt/Capital Reorganisation

6.11	The RSA and Chapter 11 Plan envisages a substantial debt reduction in overall debt, to include first lien and second lien of $1.85 billion (from $3.6 billion to $1.75 billion).

6.12	The Chapter 11 Plan also provides for a reduction of the Group’s Opioid Settlement payment obligations from $1.275 billion to $250 million, of which the final payment of $250 million was discharged prior to the commencement of the Chapter 11 Proceedings. This represents a reduction of $1.025 billion.

6.13	First lien creditors will receive 92.3% of the Debtors’ reorganized equity (subject to dilution), plus either cash or other consideration.

6.14	Second lien debt will be eliminated in its entirety, with second lien creditors receiving 7.7% of the Debtors’ reorganized equity (subject to dilution);

6.15	All other claims against the Debtors (including obligations under the Acthar Settlement), with the exception of subordinated securities claims, will be unimpaired, including trade liabilities

6.16	The Chapter 11 Plan also envisages the elimination of all current equity interests and claims.

6.17	By significantly reducing payment obligation as envisaged in the Chapter 11 Plan, the Group should be able to generate substantial positive cash flows to enable growth and additional investment in R&D to enhance their product effectiveness for patients worldwide.

Consolidated Income Statement Projections

6.18	The following is a summary of the Group Income Statement projections for December 2024 through December 2027 as outlined in the Disclosure Statement dated 23 August 2023 and the FY 2023 projections as provided by the Group:

Year Ending $ Millions	FY 2023	FY 2024	FY 2025	FY 2026	FY 2027
Net Sales	$1,799	$1,807	$1,952	$2,044	$2,090
Gross Profit	$368	$639	$767	$891	$972
Adjusted EBITDA	$539	$483	$529	$607	$625

6.19	The Group’s Projected Consolidated Income Statement, Projected Consolidated Cash Flow Statement and Projected Consolidated Balance sheet are included within Appendix 8 of this report.

6.20	Group sales are expected to grow from $1.914 billion in FY 2022 to $2.090 billion in FY27, an increase of 9.2%.

Key assumptions adopted in preparing financial projections

6.21	To develop projections in respect of both business segments, the Group evaluated market conditions, surveyed the competitive landscape, assessed price and volume dynamics and applied specific knowledge of key customer actions in each product category. Key factors considered in developing the projections include;

➢	Overall market trends for similar branded drugs;

➢	Impact of anticipated competitive entrants in the Specialty Brands and Specialty Generics drugs segments and changes in expected numbers of competitors and/or their collective impact on pricing and market shares;

➢	Analysis of in-line products and existing portfolio performance; and

➢	Assessment of potential developments, recent developments and expected progress/evolution of pipeline products.

6.22	The following are the underlying assumptions underpinning the financial projections:

Sales Projections Specialty Brands Division:

➢	Acthar Gel - projections account for the impact of increased competition, a redesign which improves patient affordability but increases rebates, and the launch of a new product called Selfject which is expected to improve patient experience.

➢	INOmax - is expected to face continued price erosion and volume loss from competition, stabilizing with the launch of EVOLVE, the product’s next-generation device. EVOLVE, if approved, will help to differentiate the product and mitigate the impact of competition in the longer-term.

➢	Therakos – has a number of competing treatments for the conditions which it addresses. The Group’s focus is on solidifying its position in the market within the U.S., while continuing to establish and grow the brand globally as it expands into new geographies.

➢	StrataGraft - During Q1 FY 2022, the Group released its first commercial shipment of StrataGraft. Net sales of this product are expected to be irregular over the coming years.

➢	Terlivaz - is the first and only FDA-approved product to improve kidney function in adults with a certain kidney condition. On 14 September 2022, the FDA approved Terlivaz for injection and the Group released the first shipment of the product in Q4 2022. The Group estimates peak net sales of this product to be in the region of $200-$300 million.

➢	Amitiza - is approved by the FDA for treatment of chronic constipation. Sales of Amitiza have experienced substantial year-on-year decline due to loss of exclusivity in the U.S. as well as the loss of royalties from the ending of a U.S. Generic partnership. U.S. sales will continue to transition from exclusive branded sales to a generic market and will begin to slow as more generic competitors are expected to enter the market and erode market share and price.

Sales Projections Specialty Generics Division

➢	The Specialty Generics business is focused on maintaining its base business for finished dose and API products, and advancing its pipeline of expected generics products to deliver revenue growth in the later years of December 2024 to December 2027 (the “Projection Period”);

➢	Net sales returned to growth in 2023 after year-on-year decline driven by increased competition and market-wide reductions in demand for opioid products;

➢	As is to be expected in the generic pharmaceutical industry, segment growth is driven by an expectation of successfully launching a continuous stream of newer generic products to offset regular declines in price as existing products become increasingly commoditised;

➢	In addition to its finished dosage generic products, the Group also expects its API business to remain steady across the Projection Period, with modest growth coming from capacity expansions, entrances into new international markets, and the demand for higher margin stearate APIs.

R&D Expenses

➢	R&D expenses comprise of internal R&D costs and include salary and benefits, overhead and occupancy costs, clinical trial and related clinical manufacturing costs, contract services, medical affairs, and other related costs; and

➢	R&D expenses as a percentage of net sales is 9% and stays relatively constant over the Projection Period.

Interest Costs

➢	Interest costs reflects interest on the aggregate exit funded debt of $1.75 billion, which comprises both the A/R Facility of and $100 million and first lien debt of $1.65 billion. It also includes nominal interest with respect to the Acthar Settlement obligations;

➢	New facilities will mitigate exposure to interest rate increases;

➢	The Projections assume that the $1.65 billion first lien debt will be term loans only. The Projections assume that debt-related financing fees paid at emergence and post-emergence are expensed for accounting purposes and not capitalized; and

➢	Interest accretion on the settlement obligation accounts for the difference between undiscounted cash flows in connection with the Acthar Settlement and the fair values of these cash flows calculated on a present value basis.

6.23	It is anticipated that exceptional items which have materially impacted Group performance in recent years (e.g., reorganizational & restructuring costs, DTA write offs, etc.) will subside when the Group returns to stabilised trading.

6.24	Following my review and consultation with management, I am satisfied that the trading forecasts prepared are prudent considering the current market and operational environment.

Consolidated Free Cash Flow (“FCF”) Projections

6.25	The following is a summary of the Group Consolidated FCF projections for the Projection Period as set out in the Disclosure Statement dated 23 August 2023:

Year Ending $ Millions	FY 2024	FY 2025	FY 2026	FY 2027
Adjusted EBITDA	$483	$529	$607	$625
Unlevered FCF	$303	$343	$480	$499
Levered FCF	$71	$112	$254	$276

6.26	The above table assumes a restructuring of the Group’s existing debt levels and payment obligations.

6.27	Cash from investing activities will primarily be driven by an increase in capital spending to support the launch of new product EVOLVE. Capital spending is also expected for the Specialty Generics projects to increase plant capacity.

6.28	Cash Flow from financing activities mainly reflects repayment of the A/R Facility and mandatory amortization of first lien debt.

6.29	The Group forecasts generation of stable earnings from operations for the period FY 2024 to FY 2027. The sales projections appear to be reasonable and achievable when compared with prior sales performances and the assumptions underpinning forecasted sales projections. Subject to achieving sales targets from FY 2024 to FY 2027, the Group will have a stable footing for servicing debt and settlement obligations and generating free cash for investment.

Opinion on Financial Projections and whether the Company has a reasonable prospect of survival.

6.30	My opinion as to whether the Company has a reasonable prospect of survival is primarily based on historic sales performance, forecasted sales projections of the Group post Restructuring, discussions with management and the review of the current RSA and Plan.

6.31	The Group’s financial performance since they emerged from the Previous Chapter 11 Proceedings has been materially and adversely impacted by a decline in net sales, reorganisation and Restructuring costs, operating cost inflation and significant increases in interest costs.

6.32	After emerging from the Previous Chapter 11 Proceedings in June 2022, the Group was in a renewed position, having eliminated the litigation that underpinned the Restructuring and successfully securing a reduction in Group debt of $1.3 billion.

6.33	Notwithstanding the successful emergence from the Previous Chapter 11 Proceedings in June 2022, the Group still had significant debt and payment obligations. The Group currently has $5.1 billion in outstanding debt and settlement obligations which is not sustainable given the Group’s recent financial performance and resulting liquidity.

6.34	The Chapter 11 Plan envisages the reduction of approximately $1.85 billion in senior funded debt and a reduction of approximately $1 billion payable to the Opioid Trust, thus reducing its long-term payment obligations by approximately $2.875 billion. These measures, together with the other measures in the Chapter 11 Plan, will significantly improve Company cashflows, strengthen its balance sheet and put the Group on a stronger financial footing.

6.35	It should be noted that the majority of the Previous Chapter 11 Plan is still intact in the current Plan and there is substantial creditor support for the proposed Restructuring.

6.36	After implementing the Plan, the Group’s balance sheet will be rightsized, thereby allowing it to meet its post-emergence debt and settlement obligations and navigate the challenges that have affected their business.

6.37	With the support of key lenders and creditors, the Group expects to complete the Chapter 11 process in or around November 2023.

6.38	The implementation of the Restructuring will not only secure the survival of the Group, which plays a critical role in the delivery of life-saving medication to patients around the world, but also the continued employment of approximately 2,700 people worldwide, 112 of whom are Irish residents employed by Irish subsidiaries of the Company.

6.39	In their projections, management have forecasted Group revenue growth of approximately 9.2% from FY 2022 to FY 2027, however these projections are contingent on the successful Restructuring outlined under the Plan.

6.40	Whilst management have cited increased competition across all of its product lines as a key risk for market share erosion, they have also outlined strategies to counteract this risk including strategic investment in R&D, extended production capacities, new products and the upgrade and modernisation of equipment to complement its products and brands.

6.41	As the Company is reliant on the performance of the Group, the forecasted performance by management will positively affect the position of the Company and the value of its subsidiary holdings.

6.42	Having considered all of the above, I am of the opinion that the Company has a reasonable prospect of survival as a going concern.

6.43	Furthermore, I consider that the conditions essential for survival in order for the Company to continue as a going concern are as follows:

➢	The appointment of an Examiner (to include on an interim basis) to the Company pursuant to Part 10 of the Companies Act by the High Court of Ireland;

➢	The formulation of a Scheme of Arrangement that is acceptable to both the creditors and the High Court and which is materially consistent with the terms of the Chapter 11 Plan; and

➢	The consummation of the Chapter 11 Plan.

7     Section 511 (3) (f) Companies Act 2014 – Scheme of Arrangement

“His opinion as to whether the formulation, acceptance and confirmation of proposals for a compromise or scheme of arrangement would offer a reasonable prospect of the survival of the company, and the whole or any part of its undertaking, as a going concern”

7.1	In accordance with the RSA and the Plan, the Company anticipates filing a petition (the “Petition”) to the High Court seeking the appointment of an Examiner following the completion of solicitation of the Plan on or around mid-September 2023.

7.2	Pending the appointment of the Examiner on foot of the Petition, the Company will have the benefit of protection against enforcement and other actions by its creditors for a period of up to 100 calendar days.

7.3	Draft proposals for a Scheme of Arrangement (“Draft Scheme of Arrangement”) with respect to the Company have been prepared and accompany the Petition.

7.4	The terms of the Draft Scheme of Arrangement are consistent with those of the Chapter 11 Plan. The Draft Scheme of Arrangement was exhibited to the RSA and the key terms of the Draft Scheme of Arrangement are summarised in Section 8 of Part C of the verifying Affidavit of Jason Goodson which accompanies the Petition.

7.5	The Scheme of Arrangement will be consistent with the Chapter 11 Plan and allow for fundamental aspects of the Plan to be implemented in Ireland, including:

➢	Cancellation of all Equity Interests;

➢	Issuance of New Common Equity to the Holders First Lien Claims and Second Lien Notes Claims each on terms consistent with the Plan; and

➢	Issuance of CVRs to the Opioid Trust on terms consistent with the Plan.

7.6	The Restructuring, as envisaged by the Plan, is fundamental to the overall reorganisation and survival of the Company and the Group as a whole.

7.7	Based on the RSA and the proposed Chapter 11 Plan, I am of the opinion that the formulation, acceptance and confirmation of proposals for a compromise or scheme of arrangement with respect to the Company offers a reasonable prospect of survival of the Company as a going concern.

8      Section 511 (3) (g) Companies Act 2014 – Examinership vs Winding Up

“His opinion as to whether an attempt to continue the whole or any part of the undertaking would be likely to be more advantageous to the members as a whole and the creditors as a whole than a winding up of the company”

8.1	A Statement of Affairs for the Company has been prepared on a winding up basis and is set out in further detail below at 8.11.

8.2	In order to determine what equity, if any, would flow back to the Company in the event of a wind up of all of the Company subsidiary undertakings, a detailed liquidation analysis has been prepared for the Group.

8.3	As part of the Group’s Chapter 11 filings, a detailed liquidation analysis of the Group was completed. This analysis was prepared based on the Group accounts as at 30 June 2023.

8.4	I have discussed this analysis with the Group and their financial advisor, AlixPartners LLP, and I am satisfied that there have been no material changes in the analysis in the intervening period.

Group Liquidation Statement of Affairs

8.5	A statement of affairs for the Group has been prepared on a winding up basis (the “Group Liquidation Statement of Affairs”) as at 30 June 2023. This statement of affairs assumes that the liquidation of the Group would occur under Chapter 11 of the U.S. Bankruptcy Code and is set out in detail below;

Statement of Affairs 30 June 2023	Going Concern basis	Wind Up basis
	$’000,000	$’000,000
Assets
Inventory	860.5	612.1
PP&E	453.2	190.8
Prepaid Expenses & Other Current Assets	123.2	-
Intangibles	2,581.3	1,492.4
Total	4,018.2	2,295.2

Cash and Cash Equivalents	480.6	304.9
Accounts Receivable	391.2	338.5
Other Assets	216.9	315.4
Total Assets	5,106.9	3,254.0
Liquidation Costs and Adjustments	-	(170.8)
Available for Distribution	5,106.9	3,083.2

Liabilities
Current Liabilities	(471.7)	-
Non-current liabilities	(129.4)	-
Carve Out	-	(31.5)
DIP Claims	-	(280.0)
AR Facility Claims	-	(100.0)
Secured First Lien Claims	(2,657.0)	(2,943.2)
Secured Second Lien Claims	(441.7)	(732.4)
Administrative and Priority Claims	-	(56.1)
Available for Unsecured Claims	1,407.1	(1,060.1)

Environmental Liabilities Claims	(36.4)	(36.4)
Opioid Trust Claims	(658.0)	(1,275.0)
CMS / DOJ / States Settlement Claims	(87.3)	(610.0)
General Unsecured Claims	-	(65.7)
Deficit as Regards to Unsecured Claims	625.4	(3,047.2)

8.6	The Group Liquidation Statement of Affairs has been prepared on the basis of the information provided by management and incorporates a number of assumptions which are outlined below:

➢	Liquidation Analysis assumes a Chapter 7 liquidation would commence on or around 1 November 2023 (the “Conversion Date”);

➢	Liquidation Analysis is based on Net Book Values as of 30 June 2023, which is assumed to be representative of the Debtors’ and Non-Debtors’ assets as of the Conversion Date;

➢	Cash is estimated as of the Conversion Date;

➢	Other Assets include estimated recoveries on causes of action claims under this hypothetical liquidation analysis;

➢	Debtor in Possession Claims include a $280 million Debtor-in-Possession financing Claim which relates to $250 million of new money financing plus a 12% backstop fee paid-in-kind. (“Debtor in Possession Claims”);

➢	AR Facility Claims includes a $200 million post-petition accounts receivable financing facility of which $100 million was drawn prepetition and remains outstanding. The Post-petition A/R Facility Claims are asserted against the primary issuer, ST US AR Finance LLC;

➢	Secured First Lien Claims are estimated as of the Conversion Date and include estimated Claims totalling $2.943 billion which includes $1.685 billion of First Lien Term Loan Claims and $1.259 billion of First Lien Notes Claims. The First Lien Claims include principal, accrued interest up to the filing date, and a make-whole premium. The 1L Notes due 2025 Claims include a make-whole premium of $15 million or 3.00% and the 1L Notes due 2028 Claims include a make-whole premium of $109 million or 16.75%. Adequate protection payments made to the holders of the First Lien Claims, during the Petition period, are assumed to be recharacterized as principal payments;

➢	Secured Second Lien Claims are estimated as of the Conversion Date and include estimated Claims of $732 million which includes accrued interest up to the filing date and a make-whole premium. The 2L Notes due 2025 Claims include a make-whole premium of $8 million or approximately 2.5% and the 2L Notes due 2029 Claims include a make-whole premium of $39 million or approximately 12%. No adequate protection payments are assumed to be made to holders of Second Lien Notes Claims during the Petition period;

➢	Opioid Trust Claims include Claims which may be asserted by the Opioid Trustee against the original 64 parties to the Global Opioid Settlement (61 of which are current Debtors and 3 of which are Non-Debtor Affiliates) in response to the pursuit of any preference actions following the termination of the Global Opioid Settlement. The total value ascribed to these Claims is $1.275 billion and represents the undiscounted remaining value of the Global Opioid Settlement;

➢	CMS / DOJ / States Settlement Claims (relating to Acthar Settlement Claims) include Claims which may be asserted by the DOJ in response to the rejection of the CMS/DOJ/States Settlement Agreement under this Liquidation Analysis. A Claim of $610 million ($640 million judgment Claim less $30 million of payments previously made under the settlement) is reflected as a General Unsecured Claim at Mallinckrodt ARD LLC and Mallinckrodt plc. A False Claim Act penalty Claim of $1.28 billion is reflected as a Class 5 Subordinated Claim at Mallinckrodt ARD LLC and Mallinckrodt plc.

Total Enterprise Value of the Reorganised Debtors

8.7	I understand that, subject to authorisation of the U.S. Bankruptcy Court, the Group retained Guggenheim Securities, LLC (“Guggenheim Securities”) to serve as its investment banker in connection with the Chapter 11 Proceedings.

8.8	I am further advised that, at the Chapter 11 Debtors’ request, and solely for the purpose of providing adequate information as required by the U.S. Bankruptcy Code to enable the holders of claims against in the Chapter 11 Debtors entitled to vote to accept or reject the Plan to make an informed judgment about the Plan, Guggenheim Securities performed various indicative financial analyses to estimate the total enterprise value (the “Total Enterprise Value”) of the Chapter 11 Debtors (as reorganised pursuant to the Plan, the “Reorganised Debtors”) on a consolidated going-concern basis and pro forma for the transactions contemplated by the Plan (the “Valuation Analysis”). I have been provided with, and I have reviewed, a copy of the Valuation Analysis exhibit to the Disclosure Statement dated 23 August 2023, which is attached at Appendix 9 to this report.

8.9	The Company has also informed me that, for the purposes of the Valuation Analysis, Guggenheim Securities performed a variety of financial analyses and considered a variety of factors in assessing the estimated Total Enterprise Value of the Reorganised Debtors. Among other things, I understand that Guggenheim Securities performed discounted cash flow analyses based on the financial projections prepared by the Chapter 11 Debtors and compared the financial performance of the Chapter 11 Debtors with corresponding data for certain publicly traded companies that Guggenheim Securities deemed relevant in evaluating the Reorganised Debtors (as well as reviewed the trading multiples for such publicly traded companies).

8.10	Based on the various assumptions and other considerations described in the Valuation Analysis, Guggenheim Securities estimated the Total Enterprise Value of the Reorganized Debtors to be approximately $2.7 billion to $3.2 billion, with a midpoint of $2.95 billion. The Valuation Analysis was conducted as of 15 August 2023, with an assumed Plan effective date of 29 December 2023.

Company Liquidation Statement of Affairs

8.11	The estimated liquidation statement of affairs for the Company as of 30 June 2023 (the “Company Liquidation Statement of Affairs”) is set out in detail below:

Statement of Affairs 30 June 2023	Going Concern Basis	Wind-Up Basis
	$'000,000	$'000,000
Assets
Current Assets
Intercompany Receivables	246.4	1.0
Other Current Assets	12.3	0.1
Cash and Cash Equivalents	0.2	0.2
Total Assets	258.9	1.3
Liquidation Costs	-	0.1
Funds Available for Distribution to Creditors	258.9	1.2

Liabilities
Secured Creditors
First Lien and Second Lien Secured Claims	-	(3,675.6)
Preferential Creditors
Carve-Out & Admin Expenses	-	-
Funds Available to Unsecured Creditors	258.9	(3,674.4)
Unsecured Creditors
Other current liabilities	(2.8)	(2.8)
Intercompany Payable	(1.8)	(1.7)

Net Surplus/(Deficit)	254.3	(3,678.9)

Settlement Claims
Company Guarantee Obligations	(1,083.2)	-
Opioid Trust Claims	-	(1,275.0)
CMS / DOJ / States Settlement Claims	-	(610.0)

Net (Deficit) in Assets	(828.9)	(5,563.9)

8.12	The Company Liquidation Statement of Affairs has been prepared on the basis of the information provided by management and incorporates a number of assumptions which are outlined below

➢	Liquidation Analysis assumes a Chapter 7 liquidation would commence on or around 1 November 2023 (the "Conversion Date");

➢	Liquidation Analysis is based on Net Book Values as of 30 June 2023, which is assumed to be representative of the Debtors' and Non-Debtors' assets as of the Conversion Date;

➢	Liquidation analysis assumes that the Company’s Guarantee Obligations with respect to the Group debt will be called upon; and

➢	Cash is estimated as of the Conversion Date.

8.13	The Company Liquidation Statement of Affairs shows a net deficiency of $5.56 billion in the event of a wind up of the Company versus a net deficiency of $828.9 million on a Going Concern basis.

8.14	As detailed in the above Company Liquidation Statement of Affairs, it is clear the deficit on the balance sheet of the Company widens considerably by over $4.734 billion in the event of a Liquidation scenario.

8.15	If one were to take the view that a more appropriate assessment of the deficit of the Company on a winding up basis should be after application of the Group winding up deficit of $3.047 billion, the deficit in the Company in a winding up would be $2.793 billion.

Conclusion

8.16	The Company Liquidation Statement of Affairs forecasts a net asset deficiency of $5.56 billion.

8.17	The increase in the deficit is primarily due to the realisable value of the Company’s assets in a winding up and the Company Guarantee Obligations in respect of the Group’s indebtedness to both lenders and settlement obligations.

8.18	As noted above, the winding up of the Group would crystallise the Company Guarantee Obligations in relation to the financial indebtedness and the Opioid and Acthar settlement agreements in the amount of $5.56 billion.

8.19	The shareholders of the Company would not receive any distribution in a winding up.

8.20	Based on my review, I am of the opinion that an attempt to continue the whole or part of the undertaking meets the best-interest-of-creditors test and would likely be more advantageous to members and creditors as a whole than a winding up of the Company.

9. Section 511 (3) (h) Companies Act 2014 – Recommended Course of Action

“Recommendations as to the course he thinks should be taken in relation to the Company including, if warranted, draft proposals for a compromise or Scheme of Arrangement”

9.1	On 28 August 2023, the Group voluntary initiated Chapter 11 Proceedings in the U.S. Bankruptcy Court in the District of Delaware. The Chapter 11 Plan envisages the Company successfully petitioning for examinership and the Examiner formulating a successful Scheme of Arrangement with the creditors.

9.2	The Company is incorporated and registered under the laws of the Republic of Ireland, and it is necessary for it to be placed into examinership so that certain key aspects of the Chapter 11 Plan can be implemented as a matter of the laws of the Republic of Ireland through a scheme of arrangement under Part 10 of the Act.

9.3	The appointment of an Examiner to the Company is necessary to ensure the survival of the Company as a going concern given the central role the Company plays in the Group’s operations. The appointment of an Examiner to the Company is also essential to ensure the survival of the Group as a whole for the following reasons:

➢	The consummation of the Chapter 11 Plan is conditional upon a Scheme of Arrangement being formulated by an Examiner for the purposes of implementing certain key aspects of the Chapter 11 Plan in so far as they relate to the Company.

➢	Accordingly, if an Examiner is not appointed to the Company, this would, at a minimum, prevent the implementation of the Chapter 11 Plan and the Restructuring in the form that has been filed with the U.S. Bankruptcy Court, and approved by significant majorities of each class of creditors that are impaired thereby, and would likely result in the liquidation of the Company and / or other companies within the Group which would result in very significant losses for creditors as detailed in Section 8 of this report.

9.4	Undoubtedly, it is disappointing for all stakeholders in the Group that the Previous Restructuring Plan has not been successful in alleviating the financial difficulties of the Group.

9.5	Ultimately, deteriorating sales performance, inflation in operating costs, substantial increases in variable interest rates costs, significant reorganisation and restructuring costs and the inherent uncertainty associated with a publicised formal restructuring process have adversely impacted the success of the Previous Restructuring Plan.

9.6	In light of the persistent financial difficulties, it was incumbent upon the Group to seek appropriate professional advice and engage with stakeholders on the available options. This ultimately culminated in the decision to enter into the RSA and the Amended Opioid Settlement.

9.7	Whilst the decision to commence the current Chapter 11 Proceedings was not taken lightly, I am of the opinion that current Restructuring Plan is achievable and is in the best interests of the Group and the Company, the employees, and the creditors. The current Restructuring Plan is supported by a substantial majority of the likely impaired creditors.

9.8	Further, I believe that examinership would serve the interests of the creditors of the Company better than in a comparative winding-up. I also believe that there is a reasonable prospect of survival of the Company and the whole or any part of its undertaking as a going concern if an Examiner is appointed.

9.9	If an Examiner is not appointed to the Company there is a significant risk that this would create material uncertainty with respect to the implementation of the Chapter 11 Plan and is likely to result in the liquidation of the Company and other companies within the Group which would result in very substantial losses for creditors.

9.10	The Group is a substantial and complex global business which encompasses the manufacture, supply and distribution of various medications. Any delay in concluding a restructure to the Group will likely add further cost and uncertainty.

9.11	In my opinion, the Company should seek protection of the High Court and the appointment of an Examiner to formulate proposals for a scheme of arrangement with its creditors. The appointment of an Examiner on an interim basis would be beneficial to facilitate the immediate consideration of the current Chapter 11 Plan, the Draft Scheme of Arrangement and engagement with stakeholders.

10.   Section 511 (3) (i) Companies Act 2014 – Section 610 and 611 or 722 Proceedings

“His opinion as to whether the facts disclosed would warrant further enquiries with a view to proceeding under Sections 610 and 611 or Section 722”

10.1	Within the scope of my work in conducting this report I have not identified any issues that would warrant further enquiries in respect of issuing proceedings pursuant to Sections 610, 611 or 722 of the 2014 Act.

11     Section 511 (3) (j) Companies Act 2014 – Details of Funding Required

“Details of the extent of the funding required to enable the company to continue trading during the period of protection and the sources of that funding”

11.1	The Company, as the parent company of the Group, does not have significant cash flow activity relative to its subsidiary entities. As set out at Section 1 of this report under “Cash Pooling” the Company’s cash is managed under the arrangement in place with MIFSA.

11.2	During the course of the examinership, the Company’s cash flow requirements relate predominantly to payment of professional fees associated with the Group restructuring, on-going litigation costs and certain operational costs incurred as part of the ordinary course of business.

11.3	During the period of protection, the Company has identified payment obligations of $22.03 million over a 100-day period.

11.4	During the protection period, the Company will rely upon existing working capital resources to meet its obligations. The Company currently has cash on hand of $23.96 million with the ability to draw upon additional working capital up to $194.7 million, as at 15 September 2023, through its cash pooling arrangement with MIFSA .

11.5	At the end of the protection period the Company is forecasting a cash surplus of $1.94 million.

11.6	I have reviewed the 100-day cash flow forecast prepared by the Company. Based upon my review, the Company will meet its on-going obligations and will not require additional sources of funding to support operations during the protection period.

11.7	A summary cash flow forecast for the period Sep 2023 – Jan 2024 is attached at Appendix 5.

12     Section 511 (3) (k) Companies Act 2014 – Pre-Petition Liabilities

“His/Her recommendations as to which liabilities incurred before the presentation of the petition should be paid”

12.1	Based on my discussions with the Company, the pre-petition liabilities incurred prior to the Petition Date that are required to be paid are detailed in the below table.

12.2	A significant amount of the liabilities relates to the restructuring required under the Chapter 11 Plan and on-going litigation against the Group and its officers.

12.3	In respect of the various professional advisors that have been retained by the Company for the purposes of the ongoing Restructuring, including in preparation for the filing of the Petition, I understand that these fees are subject to oversight and review by the U.S. Trustee in order to ensure that they adhere to relevant Orders of the U.S. Bankruptcy Court and the requirements of the U.S. Bankruptcy Code.

12.4	The following Ordinary Course Liabilities have accrued as at the date of this Report (the “Pre-Petition Liabilities”):

Payee	Description	USD
Allen and Overy LLP	Professional Fees (ordinary course)	357,029
AON UK Limited	Insurance	52,057
Arthur Cox	Restructuring costs	1,858,228
Citibank Commercial Cards	Professional Fees (ordinary course)	120,000
Computershare Investor Services IRE	Professional Fees (ordinary course)	6,000
Galaxy Ireland Opco Limited (Vialo)	Professional Fees (ordinary course)	1,000
Pricewaterhousecoopers	Professional Fees (ordinary course)	18,000
FTI Consulting Management Solutions Limited	Professional Fees (ordinary course)	29,000
Bureau Veritas Inspection and Insurance Company	Insurance	10,885
Lyons, Benenson & Co Inc	Professional Fees (ordinary course)	17,000
Computershare Inc	Professional Fees (ordinary course)	20,000
Cornerstone Research Inc	Professional Fees (ordinary course)	164,838
Fidelity Investments Institutional	Professional Fees (ordinary course)	9,000
Greensfelder, Hemker and Gale PC	Professional Fees (ordinary course)	265,000
Hogan Lovells US LLP	Professional Fees (ordinary course)	1,261,000
Inisfree M and A Incorporated	Professional Fees (ordinary course)	17,000
Marsh USA inc	Insurance	13,000
Toppan Merrill LLC	Professional Fees (ordinary course)	233,340
Glass, Lewis & Co , LLC	Professional Fees (ordinary course)	3,750
Green Express Courier Ltd	Professional Fees (ordinary course)	2,185
Total		4,458,311

12.5	Based on discussions with management in relation to the nature of the Pre-Petition Liabilities, and having regard to:

➢	The need for the Company to continue to have access to the professional services provided to date by its advisors;

➢	The fact that all Ordinary Course Liabilities incurred by the Company (including the Pre-Petition Ordinary Course Liabilities) are scrutinised in accordance with terms of the relevant Orders of the U.S. Bankruptcy Court and the requirements of the U.S. Bankruptcy Code before they are paid in order to ensure that they are necessarily and appropriately incurred in the ordinary course of business;

➢	The fact that payment of on-going litigation costs is required to ensure continuity of the business as a failure to discharge these costs could fundamentally impact the Group, and in turn the Company, to continue to trade as a business;

➢	The fact that the Chapter 11 Plan provides for all Pre-Petition Liabilities that are duly incurred should be paid in the ordinary course, and will not be impaired; and

➢	The cash-flow analysis set out in Section 11 above, which demonstrates that the Company has sufficient cash to discharge the Pre-Petition Liabilities without compromising its ability to discharge Pre-Petition Liabilities that are expected to be incurred by the Company during the examinership.

12.6	I recommend that the Company should discharge all Pre-Petition Liabilities that have been validly incurred in accordance with the relevant Orders of the U.S. Bankruptcy Court and the requirements of the U.S. Bankruptcy Code.

13    Section 511 (3) (l) Companies Act 2014 – Formation of Creditor’s Committee

“His opinion as to whether the work of the Examiner would be assisted by a direction of the Court in relation to the role or membership of any creditors committee referred to in Section 538”

13.1	With respect to proposals put forward by management and the make-up of the creditors of the Companies, I am of the opinion that that an Examiner would not be assisted by the establishment of a committee of creditors as referred to in Section 538 of the Companies Act 2014.

14 Section 511 (3) (m) Companies Act 2014 – Other Matters

“Such other matters as he thinks relevant”

14.1	As outlined at “Section 6 – Prospects of Survival as a Going Concern”, the success or otherwise of the Company in implementing the Plan is contingent on the appointment of an Examiner, the consummation of the Plan and the successful implementation of a scheme of arrangement in Ireland with respect to the Company.

14.2	Accordingly, there are no other matters which I believe are relevant to this report.

/s/ James Anderson
James Anderson

Deloitte Ireland LLP

20 September 2023

Appendix 1 – Group Structure Chart

Appendix 2 – Other Directorships

Director	Other Directorships
Paul M. Bisaro	•	Allergan Unlimited Company
	•	Pleo Pharma
	•	Zoetis
Daniel A. Celentano	•	Hackley School, Tarrytown, NY
Riad Hussein El-Dada	•	MKG Group
Karen Ling	•	The Care of Trees
Woodrow A. Myers Jr. MD	•	Freespira Inc. United States
	•	Personalis, Inc.
Sigurdur Olafsson	•	Mallinckrodt Pharmaceuticals Ireland Limited
Neal P. Goldman	•	Aluminum Dunkerque
	•	Center for Autism & Related Disorders
	•	Core Scientific
	•	Diamond Offshore
	•	Packable Holdings
	•	Premiere Brands
	•	Progrexion
	•	Stone Energy / Talos Energy
	•	Weatherford
Susan Silbermann	•	IAVI
	•	LianBio
	•	Meet the Writers
James R. Sulat	•	GS Holdings, Inc.
	•	Valneva SE

Appendix 3 – Summary of the treatment of claims under the Plan & Voting outcome

Class	Claim/Equity Interest	Treatment under the Chapter 11 Plan	Voting Outcome	Impaired/ Not Impaired
1	Other Secured Claims	Each Holder of Allowed Other Secured Claims shall receive (a) payment in full (b) collateral securing their claims or (c) such other treatment that would render them unimpaired as a matter of United States Bankruptcy law, as determined by the Chapter 11 Debtors.	N/A – Holders of this class were unimpaired and therefore presumed to have accepted the Chapter 11 Plan and not entitled to vote thereon.	Unimpaired
2	First Lien Claims	Each Holder of Allowed First Lien Claims shall receive, on the Effective Date, in exchange for full and final satisfaction, settlement, release and discharge of such claims its Pro Rata Share of (A) the First Lien New Common Equity subject to dilution on account of the Management Incentive Plan and the MDT II CVRs (if equity settled); (B) as applicable, Cash in an amount sufficient to repay in full (x) the First Lien Term Loans Accrued and Unpaid Interest in the case of any Holder of First Lien Term Loan Claims, (y) the 2025 First Lien Notes Accrued and Unpaid Interest in the case of any Holder of 2025 First Lien Notes Claims, and (z) the 2028 First Lien Notes Accrued and Unpaid Interest in the case of any Holder of 2028 First Lien Notes Claims; (C) Cash from (x) the Exit Minimum Cash Sweep, if the Exit Minimum Cash Sweep Trigger occurs and/or (y) the net proceeds of the Syndicated Exit Financing, if any, after the repayment of all applicable Allowed DIP Claims; and (D) if applicable, the New Second Priority Takeback Debt. On the Effective Date, the Debtors shall pay in full in Cash all outstanding First Lien Notes Indenture Trustee Fees, First Lien Term Loan Administrative Fees and First Lien Collateral Agent Fees.	97.61% of Total Voting Parties of 418*	Impaired
3	Second Lien Notes Claims	Each Holder of Allowed Second Lien Notes Claims shall receive on the Effective Date, in exchange for full and final satisfaction, settlement, release, and discharge of such Claims, its Pro Rata Share of seven and seven-tenths percent (7.7%) of the New Common Equity, subject to dilution on account of the Management Incentive Plan and the MDT II CVRs. On the Effective Date the Debtors shall pay in full in Cash all outstanding Second Lien Notes Indenture Trustee Fees and Second Lien Collateral Agent Fees.	100% of Total Voting Parties of 199*	Impaired

4	General Unsecured Claims	Holders of Allowed General Unsecured Claims shall receive payment in full in Cash in accordance with the applicable law and the terms and conditions of the particular transaction giving rise to, or the agreement that governs, such Allowed General Unsecured Claim on the later of (i) the date due in the ordinary course of business or (ii) the Effective Date	N/A - Holders of General Unsecured Claims are conclusively presumed to have accepted the Chapter 11 Plan and are not entitled to vote thereon.	Unimpaired
5	Subordinated Claims	Holders of Subordinated Claims shall receive no recovery or distribution on account of such Subordinated Claims. On the Effective Date, the Subordinated Claims shall be cancelled, released, discharged and extinguished	N/A – this class was deemed to have rejected the Chapter 11 Plan and therefore was not entitled to vote thereon.	Impaired
6	Intercompany Claims	No property will be distributed to the Holders of Allowed Intercompany Claims. Unless otherwise provided for under the Chapter 11 Plan, on the Effective Date at the option of the applicable Debtor in consultation with the Ad Hoc First Lien Term Loan Group, the Ad Hoc Crossover Group and the Ad Hoc 2025 Noteholder Group, the Intercompany Claims shall be either (i) Reinstated; or (ii) set off, settled distributed, contributed, merged, cancelled or released.	N/A - this Class is either (i) Unimpaired in which case the Holders of Allowed Intercompany Claims are conclusively presumed to have accepted the Chapter 11 Plan or (ii) Impaired and note receiving any distribution under the Chapter 11 Plan. The Holders of Allowed Intercompany Claims are not entitled to vote to accept or reject the Chapter 11 Plan.	Impaired/ Unimpaired
7	Intercompany Interests	No property will be distributed to the Holders of Allowed Intercompany Interests. Unless provided for under the Chapter 11 Plan , on the Effective Date, at the option of the applicable Debtor in consultation with the Ad Hoc First Lien Term Loan Group, the Ad Hoc Crossover Group and the Ad Hoc 2025 Noteholder Group, the Intercompany Interests shall be either (i) Reinstated; or (ii) set off, settled distributed, contributed, merged, cancelled or released.	N/A - this Class is either (i) Unimpaired in which case the Holders of Allowed Intercompany Claims are conclusively presumed to have accepted the Chapter 11 Plan or (ii) Impaired and note receiving any distribution under the Chapter 11 Plan. The Holders of Allowed Intercompany Claims are not entitled to vote to accept or reject the Chapter 11 Plan.

8	Existing Equity Interests	Holders of Existing Equity Interests shall receive no distribution on account of their Existing Equity Interests. On the Effective Date, all Existing Equity Interests will be discharged, cancelled, released and extinguished and will be of no further force or effect.	N/A – this class was deemed to have rejected the Chapter 11 Plan and therefore was not entitled to vote thereon.

*These are the preliminary results of the creditor solicitation process which concluded on Thursday, 14 September 2023, the results of which will be certified by Kroll on Thursday, 21 September 2023.

Appendix 4 – Schedule of Security Provided

Credit Document	Borrowers/Issuers	Administrative Agent/ Trustee/ Collateral Agent	Security Documents entered into by Mallinckrodt PLC	Guarantee provided by Mallinckrodt PLC
Credit Agreement dated 16 June 2022	Mallinckrodt International Finance S.A.	Acquiom Agency Services LLC and Seaport Loan Products LLC as co- administrative agents	1. Irish Debenture dated 16 June 2022 granted in favour of Deutsche Bank AG New York Branch (as collateral agent)	Guarantee of all Obligations (as defined in the Credit Agreement) as set out in Article X of the Credit Agreement.

	Mallinckrodt CB LLC		which includes, but is not limited to, the following:

	as borrowers	Deutsche Bank AG New York Branch as collateral agent	Fixed charges over:
a) Securities (as defined therein). b) Registerable Material Intellectual Property (as defined therein). c) Receivables (as defined there in). Assignment over:
a) Receivable Accounts (as defined therein). b) Material Agreements (as defined therein). c) Material Insurances and Insurance Proceeds (as defined therein). Floating charge over:

a) All property and assets both present and future to the extent not effectively secured.

2. Luxembourg law governed share pledge agreement, originally dated 19 March 2014, made between, amongst others Mallinckrodt plc, and Deutsche Bank AG New York Bank (as collateral agent) over 100% of the shares issued by Mallinckrodt International Finance S.A., confirmed, supplemented and/or restated from time to time and for the last time on 1 July 2022, By way of Luxembourg law governed amendment, restatement and confirmation agreement.

Indenture dated 16 June 2022 with respect to 11.500% First Lien Senior Secured Notes due 2028	Mallinckrodt International Finance S.A.	Wilmington Savings Fund Society, FSB as first lien trustee	3. Irish Debenture dated 16 June 2022 granted in favour of Deutsche Bank AG New York Branch (as collateral agent)	Guarantee of all obligations of the Issuers under the indenture and notes as set out in Article XII of the First Lien Notes indenture
	Mallinckrodt CB LLC	Deutsche Bank AG New York Branch as first lien collateral agent	which includes, but is not limited to, the following:

	as issuers		Fixed charges over:

(a) Securities (as defined therein).

(b) Registerable Material Intellectual Property (as defined therein).

(c) Receivables (as defined there in).

Assignment over:

(a) Receivable Accounts (as defined therein).

(b) Material Agreements (as defined therein).

(c) Material Insurances and Insurance Proceeds (as defined therein).

4.         Luxembourg law governed share pledge  agreement, originally dated 19 March 2014, made between, amongst others Mallinckrodt plc, and Deutsche Bank AG New York Bank (as collateral agent) over 100% of the shares issued by Mallinckrodt International Finance S.A., confirmed, supplemented and/or restated from time to time and for the last time on 1 July 2022, by way of Luxembourg law governed amendment restatement and confirmation agreement.

Indenture dated 7 April 2020 with respect to 10.000% First Lien Senior Secured Notes due April 2025	Mallinckrodt International Finance S.A Mallinckrodt CB LLC as issuers	Wilmington Savings Fund Society, FSB as first lien trustee Deutsche Bank AG New York Branch as first lien collateral agent	5. Irish Debenture dated 16 June 2022 granted in favour of Deutsche Bank AG New York Branch (as collateral agent) which includes, but is not limited to, the following:	Guarantee of all obligations of the Issuers under the indenture and notes as set out in Article XII of the First Lien Notes indenture
Fixed charges over:

a) Securities (as defined therein). b) Registerable Material Intellectual Property (as defined therein).

c)     Receivables (as defined therein).

Assignment over:

a)     Receivables Accounts (as defined therein).

b)     Material Agreements (as defined therein).

c)     Material Insurances and Insurance Proceeds (as defined therein).

6.         Irish Debenture dated 1 May 2020 granted in favour of Deutsche Bank AG, New York Branch (as collateral agent)

which includes, but is not limited to, the following:

Fixed charges over:

a) Securities (as defined therein). b) Registerable Material Intellectual Property (as defined therein). c) Receivables (as defined therein). Assignment over:
a) Receivables Accounts (as defined therein). b) Material Agreements (as defined therein). c) Material Insurances and Insurance Proceeds (as defined therein).

7.        Luxembourg law governed share pledge agreement, originally dated 19 March 2014, made between , amongst others Mallinckrodt plc, and Deutsche Bank AG New York Bank (as collateral agent) over 100% of the shares issued by Mallinckrodt International Finance S.A., confirmed, supplemented and/or restated from time to time and for the last time on 1 July 2022, by way of Luxembourg law governed amendment restatement and confirmation agreement

Indenture dated 16 June 2022 with respect to 10.000% Second Lien Senior Secured Notes due 2029	Mallinckrodt International Finance S.A Mallinckrodt CB LLC as issuers	Wilmington Savings Fund Society, FSB as second lien trustee and second lien collateral agent	8. Irish Debenture dated 16 June 2022 in favour of Wilmington Savings Fund Society, FSB (as second lien collateral agent,	Guarantee of all obligations of the Issuers under the indenture and the Notes as set out in Article XII of the Second Lien Senior Secured Notes indenture which includes, but is not limited to, the following:

Fixed charges over:

(a) Securities (as defined therein).

(b) Material Intellectual Property (as defined therein).

(c) Receivables (as defined therein).

Assignment over:

a) Receivables Accounts (as defined therein). b) Material Agreements (as defined therein).

c) Material Insurances and Insurance Proceeds (as defined therein).

9. Luxembourg law governed second-ranking master share pledge agreement dated 1 July 2022, made between, amongst others Mallinckrodt plc, Mallinckrodt International Finance S.A (as issuer), each other Guarantor that owns Equity Interests issued by a Lux Grantor, Wilmington Savings Fund Society, FSB (as second lien collateral agent) and Deutsche Bank AG New York Branch (as first lien collateral agent).

Indenture dated 16 June 2022 with respect to 10.00% Second Lien Senior Secured Notes due 2025	Mallinckrodt International Finance S.A Mallinckrodt CB LLC as issuers	Wilmington Savings Fund Society, FSB as second lien trustee and second lien collateral agent	10. Irish Debenture dated 16 June 2022 in favour of Wilmington Savings Fund Society, FSB (as Second Lien Collateral Agent),	Guarantee of all obligations of the Issuers under the indenture and the Notes as set out in Article XII of the Second Lien Senior Secured Notes indenture which includes, but is not limited to, the following:

Fixed charges over:

(a) Securities (as defined therein).

(b) Material Intellectual Property (as defined therein).

(c) Receivables (as defined therein).

Assignment over:

a) Receivables Accounts (as defined therein).

b) Material Agreements (as defined therein). c) Material Insurances and Insurance Proceeds (as defined therein).
11. Luxembourg law governed second-ranking master share pledge agreement dated 1 July 2022, made between, amongst others Mallinckrodt plc, Mallinckrodt International Finance S.A (as issuer), each other Guarantor that owns Equity Interests issued by a Lux Grantor, Wilmington Savings Fund Society, FSB (as second lien collateral agent) and Deutsche Bank AG New York Branch (as first lien collateral agent).

Appendix 5 – 100-day Cashflow Statement

Mallinckrodt plc
Weekly Cashflow Forecast

(USD 000’s)

Week #	Week 1	Week 2	Week 3	Week 4	Week 5	Week 6	Week 7	Week 8	Week 9	Week 10	Week 11	Week 12	Week 13	Week 14	Week 15	Week 16	Week 17
Week-Ending	20-Sep	27-Sep	04-Oct	11-Oct	18-Oct	25-Oct	01-Nov	08-Nov	15-Nov	22-Nov	29-Nov	06-Dec	13-Dec	20-Dec	27-Dec	03-Jan	10-Jan	Total
Status	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast
Receipts
Operating Receipts	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Intercompany Receipts	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-

Total Operating Receipts	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-

Disbursements
Operating Disbursements	(11)	(731)	(4,684)	(100)	(294)	(504)	(273)	(70)	(778)	(55)	(1,640)	(403)	-	(1.974)	-	(50)	-	(11,567)
Restructuring Professionals	-	(280)	-	-	-	-	(2,160)	-	-	-	(2,200)	(120)	-	(5,700)	-	-	-	(10.460)
Intercompany Disbursements	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-

Total Disbursements	(11)	(1,011)	(4.684)	(100)	(294)	(504)	(2,433)	(70)	(778)	(55)	(3,840)	(523)	-	(7,674)	-	(50)	-	(22,027)

Net Cash Flow	(11)	(1,011)	(4.684)	(100)	(294)	(504)	(2,433)	(70)	(778)	(55)	(3,840)	(523)	-	(7,674)	-	(50)	-	(22,027)

Beginning Cash Balance	23,962	23,951	22,940	18,256	18,156	17,862	17,358	14,925	14,855	14,077	14,022	10,182	9,659	9,659	1,985	1,985	1,935	23,962
( + ) Net Cash Flows	(11)	(1,011)	(4.684)	(100)	(294)	(504)	(2,433)	(70)	(778)	(55)	(3,840)	(523)	-	(7,674)	-	(50)	-	(22,027)
Ending Cash Balance	$23,951	$22,940	$18,256	$18,156	$17,862	$17,358	$14,925	$14,855	$14,077	$14,022	$10,182	$9,659	$9,659	$1,985	$1,985	$1,935	$1,935	$1,935

Appendix 6 – Creditors Listing1

Name	Address	Address 2	City	State	Zip	Country
Allen and Overy LLP	One Bishops Square		London		E1 6AD	United Kingdom
Acquiom Agency Services (as co administrative agents in respect of credit agreement dated 16 June 2022)	950 17th Street	Suite 1400	Denver	CO	80202	United States
AON UK Limited	The AON Centre, The Leadenhall Building	122 Leadenhall Street	London		EC3V 4AN	United Kingdom
Arthur Cox LLP	Ten Earlsfort Terrace		Dublin 2		D02 T380	Ireland
Bureau Veritas Inspection and Insurance Company	PO Box 277908		Atlanta	GA	30384- 7908	United States
Citibank Commercial	25 Canada Square	PO Box 66393	London		E14 1LX	United Kingdom
Computershare Inc	Dept Ch 16934		Palatine	IL	60055 - 9228	United States
Computershare Investor Services (Ireland) Limited	3100 Lake Drive	Citywest Business Campus	Dublin 24		D24 AK82	Ireland
Cornerstone Research Inc	599 Lexington Avenue	40th Floor	New York	NY	10022- 7642	United States
Collector General’s Office	Collector General’s Division	Sarsfield House, Francis Street	Limerick			Ireland
Deutsche Bank AG New York Branch (as collateral agent in respect of credit agreement dated 16 June 2022, Indenture dated 7 April 2020 and Indenture dated 16 June 2022.	60 Wall Street		New York	NY	10005	United States
Deutsche Bank AG	60 Wall Street		New York	NY	10005	United States
Fidelity Investments Institutional Operations Company Inc	PO Box 73307		CHICAGO	IL	60673	United States
FTI Consulting LLP	200 Aldersgate Street		London		EC1A 4HD	United Kingdom
FTI Consulting Management Solutions Limited	42 Pearse Street		Dublin 2			Ireland
Galaxy Ireland OPCO Limited	16 Sir John Rogerson’s Quay	Dublin Docklands	Dublin 2		D02 DH34	Ireland
Glass, Lewis & Co, LLC	Suite 1100	255 California Street	San Francisco	CA	94111	United States
Green Express Couriers Ltd	Classic House	Greem Street	Dublin 7			Ireland

Greensfelder, Hemker and Gale PC	10 South Broadway	Suite 200	St. Louis	MO	63102	United States
Hogan Lovells US LLP	Columbia Square	555 Thirteenth Street	Washington	DC	20004	United States
Innisfree M and A Incorporated	20th Floor	501 Madison Avenue	New York	NY	10022 - 5606	United States
Lyons, Benenson & Co Inc	Suite 500	745 Fifth Avenue	New York	NY	10151	United States
Marsh USA Inc	PO Box 846015		Dallas	TX	75284 0615	United States
PriceWaterhouseCoopers	One Spencer Dock	North Wall Quay	Dublin 1			Ireland
Seaport Loan Products LLC (as co administrative agents in respect of credit agreement dated 16 June 2022)	360 Madison Avenue	22nd Floor	New York	NY	10017	United States
ST Shared Services LLC	675 McDonnell Blvd		Hazlewood	MO	63042	United States
Toppan Merrill LLC	PO BOX 74007295		Chicago	IL	60674	United States
Wilmington Savings Funds Society, FSB (as trustee in respect of indenture dated 7 April 2020, Indenture 16 June 2022, and as trustee and collateral agent in respect of Indentures dated 16 June 2022)	500 Delaware Avenue, 11th FL		Wilmington	DE	19801	United States
The United States of America, acting through the United States Department of Justice on behalf of the Office of the Inspector General of the Department of Health and Human Services	950 Pennsylvania Avenue NW		Washington	DC	20530	United States
Opioid Master Distribution Trust II	36 South Charles Street	Suite 2310	Baltimore	MD	21210	United States

1 This list does not include details of the names and addresses of the persons that are the beneficial owners of, but are not the lenders of record with respect to, the First Lien Claims and the Second Lien Notes Claims

Appendix 7 – Post Chapter 11 Capital Structure

Instrument	Amount	Description
Syndicated Exit Financing	Up to $1.65 billion.

Terms to be determined.

New money first-lien debt financing, the terms of which shall be acceptable to the Required Supporting First Lien Term  Loan  Group  Creditors  and  the  Required Supporting Crossover Group Creditors. The Debtors will seek to raise and may consummate on the Effective Date in an original principal amount not greater than $1.65  billion,  the  net  proceeds  of  which  will  (if consummated) be used to repay certain Allowed DIP Claims and First Lien Claims as provided in the Plan.

New Takeback Debt	$1.65 billion minus the original principal amount of debt issued or borrowed in the Syndicated Exit Financing

Terms to be determined consistent with the RSA.

New Takeback Debt, consisting of the First Priority Takeback Term Loans and the New Second Priority Takeback Debt.

At the election of each Holder of Allowed First Lien Notes Claims, as of the New Takeback Election Record Date, such Holder shall receive New Takeback Term Loans (instead of New Takeback Notes) on the Effective Date in accordance with the Solicitation Procedures Order and subject to certifying to the reasonable satisfaction of the Debtors that the Holder of Allowed First Lien Notes Claims meets certain eligibility criteria under applicable securities laws.

At the election of each Holder of Allowed First Lien Term Loan Claims, as of the New Takeback Election Record Date, to receive New Takeback Notes (instead of New Takeback Term Loans) on the Effective Date. in accordance with the Solicitation Procedures Order and subject to certifying to the reasonable satisfaction of the Debtors that the Holder of Allowed First Lien Term Loan Claims meets certain eligibility criteria under applicable securities laws.

The First Priority Takeback Term Loans means, with respect to the Allowed DIP Claims that are not otherwise repaid in Cash on the Effective Date, the New Takeback Term Loans into which such Allowed DIP Claims shall convert, which New First Priority Takeback Term Loans shall be classified in a separate tranche of New Takeback Term Loans under the New Takeback Term Loan Facility and have a first-out priority of payment relative to the New Second Priority Takeback Debt.

The New Second Priority Takeback Debt means, in the event that less than $1.65 billion is raised in the Syndicated Exit Financing, the New Second Priority Takeback Term Loans or, the New Takeback Notes, as applicable.

Exit A/R Facility	Up to approximately $200 million available, with $100 million balance drawn and outstanding on the Effective Date

Terms to be determined.

An accounts receivable lending facility established on substantially similar terms to the Post petition A/R Facility (subject to reasonable modifications made in connection with such facility becoming a post- emergence facility) or other alternative exit financing (if any) to re-finance the Postpetition A/R Facility, as applicable.

Appendix 8 – Group Financial Projections

Mallinckrodt Pharmaceuticals
Projected Non-GAAP Pro Forma Consolidated Balance Sheet
(UNAUDITED)
(USD$ in Millions)

$s in Millions	Pre-Emergence 12/29/2023 ($)	Plan Settlement	New Debt	New Equity	Fresh Start Adjustments	Total Adjustments	Post Emergence 12/29/2023
Assets
Cash	357	(197)	-	-	-	(197)	160
Accounts Receivable	374	-	-	-	-	-	374
Inventories	785	-	-	-	-	-	785
Other Current Assets	144	-	-	-	-	-	144
Current Assets	1,660	(197)	-	-	-	(197)	1,463
PP&E, Net	470	-	-	-	-	-	470
Other Long-term Assets	221	-	-	-	-	-	221
Intangible Assets, Net	2,335	-	-	-	(712)	(712)	1,623
Total Assets	4,686	(197)	-	-	(712)	(908)	3,778

Liabilities and Equity
Accounts Payable	85	-	-	-	-	-	85
Accrued Expenses and Other Current Liabilities	795	(446)	-	-	-	(446)	349
Current Liabilities	880	(446)	-	-	-	(446)	434
Funded Debt - (Current/Long Term - NOT LSTC)
DIP Facility	280	-	(280)	-	-	(280)	-
A/R Facility	100	-	-	-	-	-	100
New 1L Debt	-	-	1,650	-	-	1,650	1,650
Total Funded Debt - (Current/Long Term - Not LSTC)	380	-	1,370	-	-	1,370	1,750
Liabilities Subject to Compromise (Funded Debt):
1L Debt	2,684	(72)	(1,370)	(1,241)	-	(2,684)	-
2L Debt	467	(364)	-	(104)	-	(467)	-
Total Liabilities Subject to Compromise (Funded Debt):	3,151	(436)	(1,370)	(1,345)	-	(3,151)	-
Total Funded Debt - (Current/Long Term - Not LSTC)	3,531	(436)	-	(1,345)	-	(1,781)	1,750
Long term liabilities	303	(73)	-	-	-	(73)	230
Deferred tax liability - Intangibles	19	-	-	-	-	-	19
Total Liabilities	4,733	(955)	-	(1,345)	-	(2,300)	2,433
Shareholder's Equity	(47)	758	-	1,345	(712)	1,392	1,345
Total Liabilities & Equity	4,686	(197)	-	-	(712)	(908)	3,778

Mallinckrodt Pharmaceuticals
Projected Non-GAAP Pro Forma Consolidated Balance Sheet
(UNAUDITED)
(USD$ in Millions)

In Millions $	Pre-Emergence FY 2023	FY 2024	FY 2025	FY 2026	FY 2027
Assets
Cash	160	200	209	446	706
Accounts Receivable	374	389	412	420	425
Inventories	785	731	741	748	757
Other Current Assets	144	144	144	144	144
Current Assets	1,463	1,464	1,506	1,759	2,032
PP&E, Net	470	517	527	503	478
Other Long-term Assets	221	221	221	221	221
Intangible Assets, Net	1,623	1,195	827	507	240
Total Assets	3,778	3,396	3,081	2,990	2,971

Liabilities and Equity
Accounts Payable	85	114	128	130	133
Accrued Expenses and Other Current Liabilities	349	292	292	292	292
Current Liabilities	434	406	420	423	426
A/R Facility	100	86	-	-	-
New 1L Debt	1,650	1,634	1,617	1,600	1,584
Total Funded Debt	1,750	1,719	1,617	1,600	1,584
Long term liabilities	230	210	170	137	105
Deferred tax liability - Intangibles	19	19	19	19	19
Total Liabilities	2,433	2,355	2,226	2,179	2,134
Shareholder's Equity	1,345	1,042	856	811	838
Total Liabilities & Equity	3,778	3,396	3,081	2,990	2,971

Mallinckrodt Pharmaceuticals

Projected Non-GAAP Pro Forma Consolidated Cash Flow Statement

(UNAUDITED)

In Millions $	FY 2024	FY 2025	FY 2026	FY 2027
Cash Flows from Operating Activities
Net Loss	(330)	(214)	(83)	(14)
Depreciation and Amortization	493	438	394	342
Share-Based Compensation	27	28	38	41
Contingent Consideration Expense	-	(13)	-	-
Changes in Working Capital	(8)	(40)	(45)	(43)
Net Cash from Operating Activities	182	199	304	326
Cash Flows from Investing Activities
Capital Expenditures	(112)	(81)	(50)	(50)
Net Cash from Investing Activities	(112)	(81)	(50)	(50)
Cash Flows from Financing Activities
Debt Repayment	(31)	(102)	(17)	(17)
Contingent Consideration	-	(7)	-	-
Net Cash from Financing Activities	(31)	(109)	(17)	(17)
Net Increase in Cash & Cash Equivalents	40	9	238	260
Beginning Cash Balance	160	200	209	446
Ending Cash Balance	200	209	446	706

Mallinckrodt Pharmaceuticals

Projected Non-GAAP Pro Forma Consolidated Income Statement

(UNAUDITED)

In Millions $	FY 2024	FY 2025	FY 2026	FY 2027
Net Sales	1,807	1,952	2,044	2,090
Cost of Goods Sold	(675)	(747)	(759)	(776)
Depreciation and Amortization	(493)	(438)	(394)	(342)
Gross Profit	639	767	891	972
SG&A Expense	(517)	(530)	(533)	(542)
R&D Expense	(159)	(175)	(183)	(188)
Operating (Loss) Profit	(37)	63	175	242
Interest Expense on Funded Debt	(231)	(230)	(224)	(222)
Interest on Settlement Obligations	(1)	(1)	(1)	(1)
(Loss) Earnings Before Taxes	(270)	(169)	(50)	19
Income Tax Expense	(60)	(45)	(33)	(33)
Net Loss	(330)	(214)	(83)	(14)
Operating Profit	(37)	63	175	242
Add: Depreciation	65	71	74	75
Add: Amortization	429	368	320	267
Add: Stock based Compensation Expense	27	28	38	41
Adjusted EBITDA	483	529	607	625

Appendix 9 – Valuation Analysis

Exhibit F

Valuation Analysis

Valuation Analysis

THE VALUATION INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE OR CONSTITUTE (I) A RECOMMENDATION TO ANY HOLDER OF CLAIMS AGAINST OR INTERESTS IN THE DEBTORS AS TO HOW TO VOTE ON, OR OTHERWISE ACT WTH RESPECT TO, THE PLAN, (II) AN OPINION AS TO THE FAIRNESS FROM A FINANCIAL POINT OF VIEW OF THE CONSIDERATION TO BE RECEIVED UNDER THE PLAN OR OF THE TERMS AND PROVISIONS OF THE PLAN OR OF ANY TRANSACTION OFFERED PURSUANT TO THE PLAN OR OTHERWISE DESCRIBED THEREIN, INCLUDING WITHOUT LIMITATION, THE OFFERING OF SECURITIES (INCLUDING THE NEW COMMON EQUITY AND THE MDT II CVR), OR (III) AN APPRAISAL OF THE ASSETS OF THE REORGANIZED DEBTORS. FURTHERMORE, THE VALUATION INFORMATION CONTAINED HEREIN IS NOT A PREDICTION OR GUARANTEE REGARDING, AND GUGGENHEIM SECURITIES, LLC (“GUGGENHEIM SECURITIES”) DOES NOT EXPRESS ANY VIEW OR OPINION AS TO, THE PRICE OR RANGE OF PRICES AT WHICH ANY COMMON EQUITY OR OTHER SECURITIES OF THE DEBTORS OR THE REORGANIZED DEBTORS MAY TRADE, BE SALEABLE OR OTHERWISE BE TRANSFERABLE AT ANY TIME, INCLUDING, WITHOUT LIMITATION, SUBSEQUENT TO CONSUMMATION OF THE PLAN.1

SUCH VALUATION INFORMATION IS PRESENTED SOLELY FOR THE PURPOSE OF PROVIDING ADEQUATE INFORMATION UNDER SECTION 1125 OF THE BANKRUPTCY CODE TO ENABLE THE HOLDERS OF CLAIMS AGAINST THE DEBTORS ENTITLED TO VOTE TO ACCEPT OR REJECT THE PLAN TO MAKE AN INFORMED JUDGMENT ABOUT THE PLAN, AND SHOULD NOT BE USED OR RELIED UPON FOR ANY OTHER PURPOSE (INCLUDING, WITHOUT LIMITATION, IN CONNECTION WITH THE PURCHASE OR SALE OF CLAIMS AGAINST OR INTERESTS IN THE DEBTORS OR ANY OF THEIR AFFILIATES, OR AS PROVIDING THE BASIS FOR AN INVESTMENT DECISION BY ANY HOLDER OR ANY OTHER PERSON OR ENTITY WITH RESPECT TO ANY TRANSACTION OFFERED PURSUANT TO THE PLAN OR OTHERWISE DESCRIBED THEREIN (INCLUDING, WITHOUT LIMITATION, THE OFFERING OF NEW COMMON EQUITY AND THE MDT II CVR)). THE VALUATION INFORMATION CONTAINED HEREIN SHOULD ALSO BE CONSIDERED IN CONJUNCTION WITH THE RISK FACTORS DESCRIBED IN ARTICLE IX OF THE DISCLOSURE STATEMENT AND THE FINANCIAL PROJECTIONS ATTACHED THERETO AS EXHIBIT  D.

THE ESTIMATED VALUE SET FORTH IN THE VALUATION ANALYSIS DOES NOT PURPORT TO CONSTITUTE AN APPRAISAL OR NECESSARILY REFLECT THE ACTUAL MARKET VALUE THAT MIGHT BE REALIZED THROUGH A SALE OR LIQUIDATION OF THE DEBTORS OR THE REORGANIZED DEBTORS, THEIR SECURITIES OR THEIR ASSETS, WHICH MAY BE MATERIALLY DIFFERENT THAN THE ESTIMATES SET FORTH IN THE VALUATION ANALYSIS. ACCORDINGLY, SUCH ESTIMATED VALUE IS NOT NECESSARILY INDICATIVE OF THE PRICES AT WHICH ANY SECURITIES OF THE REORGANIZED DEBTORS MAY TRADE AFTER GIVING EFFECT TO THE TRANSACTIONS CONTEMPLATED TO BE EFFECTED BY THE PLAN AS OF OR FOLLOWING CONSUMMATION THEREOF. ANY SUCH PRICES MAY BE MATERIALLY DIFFERENT THAN INDICATED BY THE VALUATION ANALYSIS.

1	Capitalized terms used but not otherwise defined herein shall, to the extent defined in (x) the Prepackaged Joint Plan of Reorganization of Mallinckrodt plc and its Debtor Affiliates under Chapter 11 of the Bankruptcy Code (the "Plan"), attached as Exhibit A to the Disclosure Statement (as defined below) or (y) the Disclosure Statement for Prepackaged Joint Plan of Reorganization of Mallinckrodt plc and its Debtor Affiliates under Chapter 11 of the Bankruptcy Code, dated August 22, 2023 (the “Disclosure Statement”), to which this Valuation Analysis is attached as Exhibit F, have the meanings ascribed to such terms in the Plan or Disclosure Statement, as the context requires.

IN THE EVENT THAT THE PLAN IS NOT CONSUMMATED AS OF THE EXPECTED EFFECTIVE DATE AS ASSUMED IN THE FINANCIAL PROJECTIONS, IT IS HIGHLY LIKELY THAT THE VALUATION ANALYSIS CONTAINED HEREIN WILL CHANGE, POSSIBLY MATERIALLY.

Subject to authorization from the Bankruptcy Court, the Debtors expect to retain Guggenheim Securities as their investment banker in connection with the Chapter 11 Cases. Solely for purposes of the Plan and the Disclosure Statement, Guggenheim Securities estimated the total enterprise value (the “Total Enterprise Value”)2 and the implied estimated equity value (the “Equity Value”) of the Reorganized Debtors on a consolidated going-concern basis and pro forma for the transactions contemplated by the Plan (the “Valuation Analysis”), all as set forth below. The Valuation Analysis was based on financial information provided by the Debtors’ senior management, including the Financial Projections (defined below) attached to the Disclosure Statement as Exhibit D, and information provided by other sources.

In assessing and utilizing the Financial Projections for purposes of performing the Valuation Analysis, Guggenheim Securities took into account its discussions with the Debtors’ senior management regarding the risks and uncertainties of realizing the Financial Projections in light of (i) the current and prospective industry conditions and competitive dynamics facing the Debtors (and, as of the Effective Date, the Reorganized Debtors), (ii) the Debtors’ recent financial performance, (iii) the key commercial, operational and financial drivers underlying the Financial Projections, (iv) the impact and economic effects of the post COVID-19 environment and other global macroeconomic factors on any of the foregoing and (v) various other facts and circumstances relevant to the Financial Projections.

The Valuation Analysis was conducted as of August 15, 2023 and assumes the effective date of the Plan occurs on December 29, 2023 (the “Effective Date”).

Estimated Total Enterprise Value and Equity Value

Based on the Financial Projections and other information and the financial analyses described herein, Guggenheim Securities estimated the Total Enterprise Value of the Reorganized Debtors to be approximately $2,700 to $3,200 million, with a midpoint of $2,950 million. After deducting pro forma net debt of $1,590 million as contemplated by the Plan as of the Effective Date, Guggenheim Securities’ estimated Total Enterprise Value implies an estimated Equity Value for the Reorganized Debtors of approximately $1,110 to $1,610 million, with a midpoint of $1,360 million.

THE FINANCIAL PROJECTIONS FOR, AND THE ESTIMATED TOTAL ENTERPRISE VALUE AND THE IMPLIED ESTIMATED EQUITY VALUE OF, THE REORGANIZED DEBTORS ARE SUBJECT TO VARIOUS UNCERTAINTIES AND CONTINGENCIES THAT ARE INHERENTLY DIFFICULT TO PREDICT. AMONG OTHER THINGS, SUCH ESTIMATED VALUES WILL FLUCTUATE BASED ON (I) GENERAL ECONOMIC AND BUSINESS CONDITIONS, CAPITAL MARKETS CONDITIONS AND INDUSTRY-SPECIFIC AND COMPANY-SPECIFIC FACTORS AND (II) THE FINANCIAL CONDITION, FINANCIAL PERFORMANCE AND FINANCIAL PROSPECTS OF THE REORGANIZED DEBTORS. MANY OF THE FOREGOING FACTORS AND/OR DRIVERS ARE BEYOND THE CONTROL OF THE DEBTORS, THE REORGANIZED DEBTORS AND GUGGENHEIM SECURITIES. ACCORDINGLY, THE ESTIMATED VALUES SET FORTH HEREIN ARE NOT NECESSARILY INDICATIVE OF ACTUAL OUTCOMES, WHICH MAY BE SIGNIFICANTLY MORE OR LESS FAVORABLE THAN THOSE SET FORTH HEREIN. BECAUSE THE ESTIMATED TOTAL ENTERPRISE VALUE AND THE IMPLIED ESTIMATED EQUITY VALUE OF THE REORGANIZED DEBTORS AS SET FORTH HEREIN ARE INHERENTLY SUBJECT TO SUCH UNCERTAINTIES AND CONTINGENCIES, NONE OF THE DEBTORS, THE REORGANIZED DEBTORS, GUGGENHEIM SECURITIES OR ANY OTHER PERSON ASSUMES ANY RESPONSIBILITY FOR THEIR ACCURACY, ACHIEVABILITY OR REALIZATION. ANY VARIANCE IN ACTUAL RESULTS FROM THE ESTIMATES SET FORTH IN THE FINANCIAL PROJECTIONS COULD HAVE A MATERIAL IMPACT ON GUGGENHEIM SECURITIES’ VALUATION ANALYSIS.

[2]	Total Enterprise Value is a financial term that generally means (a) the subject company’s equity value (i.e., the value of the subject company’s equity and equity-linked securities (i) inclusive of the value of (y) any minority investments held by the subject company and (z) any non-operating assets of the subject company and (ii) exclusive of the value of any non-controlling interests in the subject company’s businesses that are held by third parties) plus (b) the subject company’s funded debt less (c) the subject company’s excess cash, cash equivalents and short- and long-term marketable securities.

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UNLESS OTHERWISE INDICATED HEREIN, GUGGENHEIM SECURITIES’ VALUATION ANALYSIS WAS BASED ON THE FINANCIAL PROJECTIONS FOR THE REORGANIZED DEBTORS AND ON CAPITAL MARKETS DATA AS OF AUGUST 15, 2023, REFLECTS INFORMATION MADE AVAILABLE TO GUGGENHEIM SECURITIES AS OF OR PRIOR TO SUCH DATE AND IS BASED ON ECONOMIC, CAPITAL MARKETS AND OTHER CONDITIONS AS OF SUCH DATE. GUGGENHEIM SECURITIES IS NOT MAKING ANY ASSESSMENT REGARDING THE IMPACT OR THE ECONOMIC EFFECTS OF THE POST COVID-19 ENVIRONMENT AND OTHER GLOBAL MACROECONOMIC FACTORS, INCLUDING WITH RESPECT TO THE POTENTIAL IMPACT OR EFFECTS ON THE FUTURE FINANCIAL PERFORMANCE OF THE REORGANIZED DEBTORS. ALTHOUGH THE VALUATION ANALYSIS MAY BE AFFECTED BY SUBSEQUENT DEVELOPMENTS, INCLUDING, WITHOUT LIMITATION, DEVELOPMENTS RELATING TO THE POST COVID-19 ENVIRONMENT AND OTHER GLOBAL MACROECONOMIC FACTORS, GUGGENHEIM SECURITIES ASSUMES NO RESPONSIBILITY FOR UPDATING OR REVISING THE ESTIMATED TOTAL ENTERPRISE VALUE OR THE IMPLIED ESTIMATED EQUITY VALUE OF THE REORGANIZED DEBTORS FOR ANY REASON, WHETHER DUE TO FACTS, CIRCUMSTANCES OR EVENTS OCCURRING AFTER SUCH DATE OR OTHERWISE.

Summary of Reviews, Financial Analyses and Valuation Methodologies

In the course of estimating the Total Enterprise Value of the Reorganized Debtors, Guggenheim Securities:

▪	reviewed drafts of the Plan, dated as of August 15, 2023, and the Disclosure Statement, dated as of August 10, 2023;

▪	reviewed drafts of the Restructuring Support Agreement dated as of August 15, 2023;

▪	reviewed the pro forma capitalization of the Reorganized Debtors as contemplated by the Plan as of the Effective Date;

▪	reviewed certain historical and forward-looking business and financial information regarding the business and prospects of the Debtors and the Reorganized Debtors (including certain financial projections for the Reorganized Debtors for the fiscal years ending December 27, 2024 through December 31, 2027 (the “Financial Projections”) and certain estimates as to potentially realizable existing tax attributes expected to be utilized by the Reorganized Debtors), all as prepared and approved for Guggenheim Securities’ use by the Debtors’ senior management;

▪	discussed with the Debtors’ senior management and the Debtors’ other advisors (as applicable) their respective views regarding the (i) business, operations, historical and projected financial results and future prospects of the Debtors and the Reorganized Debtors, (ii) key assumptions related to the Financial Projections and (iii) commercial, competitive and regulatory dynamics in the specialty pharmaceutical and generic pharmaceutical sectors;

▪	performed discounted cash flow analyses based on the Financial Projections;

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▪	compared the financial performance of the Debtors with corresponding data for certain publicly traded companies that Guggenheim Securities deemed relevant in evaluating the Reorganized Debtors and reviewed the trading multiples for such publicly traded companies; and

▪	conducted such other studies, analyses, inquiries and investigations as Guggenheim Securities deemed appropriate.

In connection with performing its Valuation Analysis, Guggenheim Securities:

▪	based its Valuation Analysis on various assumptions, including assumptions concerning general economic, business and capital markets conditions and industry-specific and company-specific factors, all of which are beyond the control of the Debtors, the Reorganized Debtors and Guggenheim Securities;

▪	performed a variety of financial analyses and considered a variety of factors in assessing the estimated Total Enterprise Value of the Reorganized Debtors;

▪	did not form a view or opinion as to whether any individual analysis or factor, whether positive or negative, considered in isolation, supported or failed to support its estimate of the Total Enterprise Value of the Reorganized Debtors;

▪	considered the results of all of its financial analyses and did not attribute any particular weight to any one analysis or factor; and

▪	ultimately arrived at its estimate of the Total Enterprise Value of the Reorganized Debtors based on the results of the financial analyses assessed as a whole and believes that the totality of the factors considered and the various financial analyses performed by Guggenheim Securities operated collectively to support its estimate of the Total Enterprise Value of the Reorganized Debtors.

The following is a summary of the principal valuation analyses (commonly used by investment bankers and other financial advisor practitioners) that Guggenheim Securities performed and considered in estimating the Total Enterprise Value of the Reorganized Debtors: (i) Discounted Cash Flow Analysis and (ii) Selected Publicly Traded Companies Analysis.

Discounted Cash Flow Analysis

Discounted Cash Flow Analysis involves estimating a subject company’s “intrinsic value” based on the sum of the present values of its (i) projected/forecasted annual unlevered after-tax free cash flows during an explicit projection/forecast period and (ii) estimated terminal/continuing value beyond the explicit projection/forecast horizon. Guggenheim Securities typically estimates the subject company’s terminal/continuing value by applying a range of assumed perpetual growth rates to the subject company’s projected/forecasted normalized unlevered after-tax free cash flow in the terminal year. The present values of such projected/forecasted annual unlevered after-tax free cash flows and estimated terminal/continuing value are then calculated by discounting them back to the present (i.e., in the case of the Reorganized Debtors, to the assumed Effective Date) based on the subject company’s estimated weighted average cost of capital. In connection with its Valuation Analysis, Guggenheim Securities based its Discounted Cash Flow Analysis on the Financial Projections for the Reorganized Debtors.

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Selected Publicly Traded Companies Analysis

Selected Publicly Traded Companies Analysis involves estimating a subject company’s stand-alone fully distributed public market trading value based on both qualitative and quantitative reviews and analyses of the subject company versus certain publicly traded companies which are deemed to be reasonably comparable to the subject company. Among other things, such quantitative analyses typically include calculating various prevailing public market trading valuation multiples (based on various financial metrics considered appropriate given the subject company’s and its peer group’s industry or sector) and then applying such public market trading valuation multiples in the context of the subject company’s historical and projected/forecasted financial performance.

With respect to its Selected Publicly Traded Companies Analysis related to the Reorganized Debtors, Guggenheim Securities notes that none of the selected publicly traded companies used in the Selected Publicly Traded Companies Analysis is identical or directly comparable to the Reorganized Debtors; however, such companies were selected by Guggenheim Securities, among other reasons, because they represented publicly traded companies which may be considered broadly similar, for purposes of Guggenheim Securities’ financial analyses, to the Reorganized Debtors based on Guggenheim Securities’ familiarity with the specialty pharmaceutical and specialty generics sectors primarily based in the United States. In any event, the Selected Publicly Traded Companies Analysis is not mathematical; rather, such analysis involves complex considerations and judgments concerning the differences in business, operating, financial and capital markets-related characteristics and other factors regarding the selected publicly traded companies to which the Reorganized Debtors were compared.

THE SUMMARY SET FORTH ABOVE DOES NOT PURPORT TO BE A COMPLETE DESCRIPTION OF THE FINANCIAL ANALYSES PERFORMED BY GUGGENHEIM SECURITIES. GUGGENHEIM SECURITIES’ PREPARATION OF ITS VALUATION ANALYSIS INVOLVED VARIOUS COMPLEX DETERMINATIONS AND JUDGMENTS AS TO THE MOST APPROPRIATE AND RELEVANT METHODS OF VALUATION ANALYSIS AND THE APPLICATION OF THESE METHODS IN THE PARTICULAR CIRCUMSTANCES AND, THEREFORE, SUCH ANALYSES ARE NOT READILY SUSCEPTIBLE TO SUMMARY DESCRIPTION.

Certain Caveats, Limitations and Considerations

With respect to the information used in performing its Valuation Analysis described herein:

▪	Guggenheim Securities relied upon and assumed the accuracy, completeness and reasonableness of all industry, business, financial, legal, regulatory, tax, accounting, actuarial and other information (including, without limitation, the Financial Projections, any other estimates and any other forward-looking information) provided by or discussed with the Debtors and their other advisors or obtained from public sources, data suppliers and other third parties;

▪	Guggenheim Securities did not assume any responsibility, obligation or liability for the accuracy, completeness, reasonableness, achievability or independent verification of, and Guggenheim Securities did not independently verify, any of the above-referenced information (including, without limitation, the Financial Projections, any other estimates and any other forward-looking information);

▪	Guggenheim Securities expressed no view, opinion, representation, guaranty or warranty (in each case, express or implied) regarding the reasonableness or achievability of the Financial Projections, any other estimates and any other forward-looking information or the assumptions upon which they are based; and

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▪	Specifically, with respect to (i) the Financial Projections, any other estimates and any other forward-looking information provided by or discussed with the Debtors, (a) Guggenheim Securities was advised by the Debtors’ senior management, and Guggenheim Securities assumed, that the Financial Projections, such other estimates and such other forward-looking information utilized in its analyses had been reasonably prepared on bases reflecting the best then-currently available estimates and judgments of the Debtors’ senior management as to the expected future performance of the Reorganized Debtors, (b) Guggenheim Securities assumed that the Financial Projections would be realized substantially as projected/forecasted and (c) Guggenheim Securities assumed that the Financial Projections, such other estimates and such other forward-looking information had been reviewed by the Debtors’ Board of Directors with the understanding that such information would be used and relied upon by Guggenheim Securities in connection with its Valuation Analysis and (ii) any financial projections, other estimates and/or other forward-looking information obtained by Guggenheim Securities from public sources, data suppliers and other third parties, Guggenheim Securities assumed that such information was reasonable and reliable.

Guggenheim Securities further assumed that (i) in all respects meaningful to its analyses, (a) the final version of the Plan, as confirmed, and the related Disclosure Statement will not differ from earlier drafts or versions thereof that Guggenheim Securities reviewed in order to prepare its Valuation Analysis and (b) the Debtors will comply with all terms and conditions of the Plan, the Disclosure Statement and the Restructuring Support Agreement; (ii) the Plan will be consummated in a timely manner in accordance with its terms and the terms of the Restructuring Support Agreement and in compliance with all applicable laws, documents and other requirements, without any delays, limitations, restrictions, conditions, waivers, amendments or modifications (regulatory, tax-related or otherwise) that would have an effect on the Reorganized Debtors in any way meaningful to Guggenheim Securities’ analyses; and (iii) no material changes that would affect the estimated Total Enterprise Value of the Reorganized Debtors will occur between the date of the filing of the Disclosure Statement to which this Valuation Analysis is attached and the Effective Date.

Guggenheim Securities’ financial advice to the Debtors and its Valuation Analysis (and any materials provided in connection therewith):

▪	were provided to the Debtors’ Board of Directors (in its capacity as such) solely for its information and assistance in connection with its evaluation of the Plan;

▪	did not constitute a recommendation to the Debtors’ Board of Directors with respect to entering into the Restructuring Support Agreement, proposing the Plan or pursuing any of the transactions described in or contemplated by the Plan;

▪	do not constitute advice or a recommendation to any holder of any Claim against or Interest in any of the Debtors, any creditors of any of the Debtors or any other stakeholders in any of the Debtors (all of the foregoing, “Interested Parties”) as to how to vote or act in connection with the Plan;

▪	do not address the (i) Debtors’ or such Interested Parties’ underlying business or financial decision to, respectively, propose or accept or reject the Plan (and any transactions contemplated thereby), (ii) relative merits of the Plan (and any transactions contemplated thereby) as compared to any alternative business or financial strategies that might exist for the Debtors or such Interested Parties or (iii) effects of any other transaction in which the Debtors or such Interested Parties might engage;

▪	do not constitute a view or opinion as to (i) any term, aspect or implication of the Plan (including, without limitation, the form or structure of any transactions contemplated thereby) or the Disclosure Statement or (ii) the Restructuring Support Agreement or any other agreement, transaction document or instrument contemplated by the Plan or to be entered into or amended in connection with the Plan;

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▪	do not constitute a view or opinion as to fairness, financial or otherwise, of the Plan to, or of any consideration to be paid to or received by, any of the Interested Parties;

▪	do not constitute a view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation payable to or to be received by any of the Debtors’ or the Reorganized Debtors’ directors, officers or employees, or any class of such persons, in connection with the Plan relative to the consideration to be distributed to or received by the Interested Parties;

▪	do not constitute a view or opinion regarding the solvency/liquidity of the Reorganized Debtors or any other entity under any relevant laws relating to bankruptcy, insolvency or similar matters; and

▪	do not constitute a solvency/liquidity opinion or a liquidation analysis.

Guggenheim Securities’ professionals are not legal, regulatory, tax, consulting, turn-around, accounting, appraisal or actuarial experts and Guggenheim Securities’ financial analyses described herein should not be construed as constituting advice with respect to such matters; accordingly, Guggenheim Securities relied on the assessments of the Debtors’ senior management and the Debtor’s other advisors with respect to such matters.

Guggenheim Securities did not perform or obtain any independent appraisal of the assets or liabilities (including any contingent, derivative or off-balance sheet assets and liabilities) of the Debtors, the Reorganized Debtors or any other entity or of the solvency/liquidity of the Debtors, the Reorganized Debtors or any other entity, nor was Guggenheim Securities furnished with any such appraisals (other than the Liquidation Analysis, prepared by the Debtors, with the assistance of their financial advisor, attached to the Disclosure Statement as Exhibit E).

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